TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING TO STOCKHOLDERS	3
PROXY STATEMENT
Item 1 for Voting - Election of Directors	4
Board Committees	6 - 8
Ownership of Common Stock by Principal Stockholders and Management	9
Executive Officers and Directors Compensation	10 - 12
Employment Agreement and Arrangements	12
Certain Relationships and Related Transactions	12
Item 2 for Voting - Approval of the Company's 2008 Omnibus Incentive Compensation Plan	13 - 19
Independent Public Accountants	20
Future Stockholder Proposals	20
Other Matters	20
Incorporation of Documents by Reference	21
Annex A - 2008 Omnibus Incentive Compensation Plan	A1 - A-17

Dear Fellow Shareholders:

We are pleased to report our results for fiscal 2007 and share with you our plans for 2008 and beyond.   In the midst of one of the most challenging macro environments for the restaurant industry ever, we made significant strides this year in anchoring our core brand position, significantly growing our same store sales, improving our cash flow, establishing a new growth trajectory for the company and putting in place new resources and partners for that growth.

The longer term value for our shareholders will come from our ability to grow from our foundation of a differentiated concept centered around Quality, Authenticity and Integrity in all that we do with broad consumer appeal, strong unit economics and best in class support services.  With that foundation laid, our goal is to become a multi-state, "super regional" chain with a focus on a market-by-market expansion that leverages brand awareness and marketing, operational and distribution efficiencies for our franchise partners and for our own restaurants.   We are embarking on an accelerated growth plan in 2008 to take Good Times east from Colorado into select Midwestern states with a combination of company-owned, developer-owned and franchised restaurants and believe we have the opportunity to be a dominant, second tier concept in those markets.

Here are some of the highlights from this year and their strategic importance as a springboard as we move forward:

We continued to increase same store sales and cash flow.   For the fourth year in a row, same store sales increased as we added a new value proposition for Good Times customers.   Same store sales increased 5.9% for the year, even though we faced some of the worst weather in Colorado history during the first four months of the year.  In May through September our same store sales growth was between 7.5% and 12.8% each month.  We are currently in our 16th consecutive quarter of same store sales growth.

  We brought our "Director of Global Expansion" personality from radio to television with a vibrant new advertising campaign that will continue throughout fiscal 2008.  As we continue to build out the Colorado market with new restaurants, we will be able to increase our media presence.  We have reached a level that now supports a year round television and radio presence.
  We introduced our Bambino Burgers in May, 2007 as a strategy to enhance our overall value proposition in a way that is unique to Good Times.  We plan on rolling out Chicken Bambinos in January, 2008 and continuing to improve our relevance to the budget constrained, value conscious consumer without getting into the commoditized $1 menu game that our larger competitors play.
  We continued our reinvestment into exterior upgrades, patio improvements and improved landscaping at several restaurants in 2007 and we will continue to upgrade additional restaurants in 2008.
  We will continue to leverage our position as the only quick service restaurant serving all natural beef.  Our near term customer transaction growth will come from continued innovation in our value offerings and further leveraging of our frozen custard and fountain category, both of which will serve to broaden our consumer footprint and strengthen our competitive points of difference.
  We remain conservatively leveraged on our balance sheet and our Cash Provided by Operating Activities continues to increase.  We estimate our net profit was impacted by over $500,000 this year as a result of the extreme Colorado weather in December and January, the Colorado minimum wage increase and from the extraordinary spike in commodity costs in the last half of the year.  We anticipate continued volatility in the commodity markets this year, but improved profit flow-through on increased sales due to the aggressive price increases we took in 2007.

Our core brand position that supports all of these initiatives is continued improvement in providing an "Addictive Experience" based on quality, authenticity and integrity in our products, customer service, people development and brand communications.

We have strong unit economics.   Average annual sales in our newer 70 seat dining room prototype are now 25% more than the average of our traditional double drive thru restaurants and the last seven restaurants developed are averaging approximately $1.15 million in annualized sales.  We will continue to access the sale leaseback market to finance company owned growth, and at these sales levels our cash on cash return on our operating investment is well over 40%.  We continue to refine our prototype design for maximum labor efficiency and to elevate the customer experience.  We saw unprecedented increases in the commodity markets in 2007 and we implemented cumulative price increases totaling 7.3% during the year.  In the face of mandated minimum wage increases, rising land and construction costs, volatile commodity markets and a tightening labor market, our return on investment model is driven by our ability to grow our top line sales and be disciplined in selecting new sites that will deliver those sales levels.

We put in place new resources and partners for growth.  On October 1, 2007 we hired a Vice President of Franchise Development who will recruit both experienced multi-unit operators as well as individual owner-operator franchisees for planned expansion into Nebraska, Missouri, Kansas, Iowa, South Dakota and Western Illinois.  Subsequent to the fiscal year end, we announced a development agreement with an investment group for the development of up to twenty five restaurants and we are in the process of acquiring real estate in Nebraska for our first new market development.  As opposed to Denver, where we have 42 restaurants and which is one of the more expensive media markets in the country, we are targeting smaller, tertiary markets where we can reach critical mass to support television advertising and build brand awareness relatively quickly.  We will continue to develop company owned stores in Colorado as well as in select new markets.  We currently have ten restaurants operating under the dual brand test agreement with Taco John's International.  While the top line sales have been encouraging, the operating margins and customer satisfaction metrics have lagged significantly behind our core concept.  We have extended the test agreement through March 31, 2008 and continue to evaluate whether the dual brand concept has a place in our longer term strategy.

We continue to add capacity to our support services.  We feel we have excellent processes and systems established for the operation of our restaurants and we are surrounding that with a best practices approach in developing our infrastructure that will support an increased focus on franchise growth, such as the Good Times On Line Campus for video and multi-media training tools, customer feedback tools, store level and above store level reporting on important financial and operating metrics, investment in a longer term IT platform, site selection modeling and other support within each core area of our business.

Thanks to our guests, shareholders and team members for all of your support.   We believe that the synergy of organic growth in our same store sales, efficient management of restaurant operating costs and accelerated expansion of the Good Times brand can continue to deliver increasing profits for the near term.   However, long term value creation will be a result of investing appropriately in the people, resources and brand elements for a foundation for a larger expansion plan.  Thank you again for your support.

Sincerely,

/s/ Boyd E. Hoback                                                                        /s/ Eric W. Reinhard

Boyd E. Hoback                                                                            Eric Reinhard

President, CEO                                                                            Chairman

GOOD TIMES RESTAURANTS INC.

601 Corporate Circle

Golden, Colorado 80401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held January 24, 2008

To the stockholders of Good Times Restaurants Inc.:

An annual meeting of the stockholders of Good Times Restaurants Inc., a Nevada corporation, will be held at the Good Times Restaurants corporate offices located at 601 Corporate Circle, Golden, Colorado 80401 on January 24, 2008 at 12:00 p.m. mountain time.  The purposes of the meeting are to:

1.     elect seven directors to serve during the next year;

2.     approve the Company's 2008 Omnibus Equity  Incentive Compensation Plan; and

3.     transact any other business which may properly come before the meeting.

The accompanying proxy statement contains additional information about the annual meeting.  All stockholders of record at the close of business on December 6, 2007 may vote at the meeting.

All stockholders are cordially invited to attend the meeting.  If you do not plan to attend the meeting, please sign, date and promptly return the enclosed proxy card.  A business reply envelope is enclosed for your convenience.  The delivery of a proxy will not affect your right to vote in person if you attend the meeting.

Sincerely,

/s/ Susan M. Knutson

Susan M. Knutson

Secretary and Controller

December 6, 2007

PROXY STATEMENT

General: This proxy statement contains information about the annual meeting of stockholders of Good Times Restaurants Inc. to be held at the Good Times Restaurants corporate offices located at 601 Corporate Circle, Golden, Colorado on Thursday, January 24, 2008 at 12:00 p.m. local time.  The Good Times Restaurants Inc. board of directors is using this proxy statement to solicit proxies for use at the meeting.  This Proxy Statement and the enclosed Proxy Card and Annual Report on Form 10-KSB for the fiscal year ended September 30, 2007 are being mailed to you on or about December 28, 2007.

The terms "we," "us" and "our" in this proxy statement refer to Good Times Restaurants Inc.

Who can vote: Only stockholders of record at the close of business on the record date of December 6, 2007 are entitled to receive notice of the annual meeting and to vote the shares of our common stock.  As of December 6, 2007, there were 3,875,472 shares of our common stock outstanding.  Holders of our common stock are entitled to one vote per share.  The Company's by-laws do not allow holders to accumulate votes in the election of directors.

The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon.  Unless otherwise directed, votes will be cast "For" all of the nominees for election as directors and approval of each of the other proposals set forth in this proxy statement.

Revoking a proxy: You may revoke a proxy before the vote is taken at the meeting by:

  Submitting a new proxy with a later date,
  By voting at the meeting, or
  By filing a written revocation with our corporate secretary.

Your attendance at the meeting will not automatically revoke your proxy.

Quorum and voting requirements: Our bylaws provide that a majority of the outstanding shares entitled to vote, represented in person or by proxy, is necessary to constitute a quorum at the annual meeting.  Our bylaws also provide that all stockholder actions are to be determined by a majority of votes cast by the stockholders entitled to vote.  In addition, the Nasdaq Stock Market rules require, with respect to the 2008 Omnibus Equity Incentive Compensation Plan proposal, that the minimum vote which will constitute shareholder approval is a majority of the total votes cast on the proposal.  If a quorum is not present the meeting may be adjourned until a quorum is obtained.  The proxies may be voted at any reconvened meeting after any adjournment or postponement of the annual meeting.

Abstentions and broker "non-votes" will be treated as shares that are present for purposes of determining the existence of a quorum.  A broker non-vote occurs when a broker is not permitted to vote on a matter without instruction from the beneficial owner of the shares and no instruction is given.  Abstentions and broker non-votes will result in the respective proposals receiving fewer votes.

Payment of proxy solicitation costs: All of the expenses involved in preparing and mailing this proxy statement and the enclosed materials and all costs of soliciting proxies will be paid by us.  In addition to solicitation by mail, proxies may be solicited by our officers and regular employees by telephone or personal interview.  These individuals will not receive any compensation for their services other than their regular salaries.  Arrangements will also be made with brokerage houses and other custodians and fiduciaries to forward solicitation materials to the beneficial owners of the shares held on the record date, and we may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing.

ITEM 1 FOR VOTING - ELECTION OF DIRECTORS

All directors of Good Times Restaurants are elected annually.  At this meeting seven directors are to be elected to serve for the next year or until their successors are elected and qualified.  The nominees for directors are identified under the "Nominees" caption below.  Each nominee has consented to serve as a director if elected.  However, if any nominee is unable to serve or for good cause will not serve as a director, each of the persons named in the proxy intend to vote in his or her discretion for a substitute who will be designated by the board of directors.

Nominee selection process: Our board of directors as a whole acts as the nominating committee for the selection of nominees for election as directors.  We do not have a separate standing nominating committee since we require that our director nominees be approved as nominees by a majority of independent directors.  The board will consider suggestions by stockholders for possible future nominees for election as directors at the next annual meeting when the suggestion is delivered in writing to the corporate secretary of Good Times Restaurants by August 15 in any year.  No such suggestions were received by the August 15, 2007 deadline from a beneficial owner of more than 5% of our stock.

The board selects each nominee, subject to contractual nominee designation and election rights held by certain stockholders, as discussed below, based on the nominee's skills, achievements and experience, with the objective that the board as a whole should have broad and relevant experience in high policymaking levels in business and a commitment to representing the long-term interests of the stockholders.  The board believes that each nominee should have experience in positions of responsibility and leadership, an understanding of our business environment and a reputation for integrity.

The board evaluates each potential nominee individually and in the context of the board as a whole.  The objective is to recommend a group that will effectively contribute to our long-term success and represent stockholder interests.  In determining whether to recommend a director for re-election, the board also considers the director's past attendance at meetings and participation in and contributions to the activities of the board.

When seeking candidates for director, the board solicits suggestions from incumbent directors, management, stockholders or others.  The board does not have a charter for the nominating process.

Communication with the directors: The board welcomes questions or comments about us and our operations.  Those interested may contact the board as a whole or any one or more specified individual directors by sending a letter to the intended recipients' attention in care of Good Times Restaurants Inc., Corporate Secretary, 601 Corporate Circle, Golden, CO 80401.  All such communications other than commercial advertisements will be forwarded to the appropriate director or directors for review.

Nominees: The director nominees of Good Times Restaurants are as follows:

Geoffrey R. Bailey, age 56, has served as a Good Times director since 1996 and is a director of The Erie County Investment Co., which owns 99% of The Bailey Company, a large franchise owner of Arby's restaurants and a franchisee and joint venture partner of Good Times Restaurants.  He joined The Erie County Investment Co. in 1979.  Mr. Bailey is a graduate of the University of Denver with a Bachelor's Degree in Business Administration.

Ron Goodson, age 51, has served as a Good Times director since 2005. He also is the Vice President & General Manager for the Pepsi Cola Bottling Group's Southwest Market Unit.  Mr. Goodson has been with PepsiCo  and Pepsi Bottling Group for 29 years where he has held numerous positions with increasing responsibility in more than half a dozen geographical territories.  In addition to delivering consistent strong results, Mr. Goodson has served on the North America Diversity Advisory Board, the PBG Annual Planning Steering Committee and is active with the  company's focus on Campus recruiting and retention.  Mr. Goodson is a graduate of Wright State University.  His current executive board involvement is with the YMCA and The City of Hope.

David Grissen, age 50, has served as a Good Times director since 2005 and is Executive Vice President Eastern Region for Marriott International.  He is responsible for 514 hotels within the Eastern Region (spanning from the states of Maine to South Carolina) operated under the Marriott Hotels & Resort, Marriott Conference Centers, Renaissance Hotels & Resorts, Courtyard, Residence Inn, TownePlace Suites and SpringHill Suites brands.  He oversees Human Resources, Sales and Marketing, Finance, Market Strategy, Information Resources and Development and Feasibility areas through key executives on the Eastern Regional Team.  Mr. Grissen joined Marriott from Dreyer's Grand Ice Cream in 1987, where he had served as Director of Finance and Planning.  Mr. Grissen holds a B.A. from Michigan State University and a M.B.A. from Loyola University in Chicago.

Boyd E. Hoback, age 52, has served as a Good Times director since 1992 and is President and Chief Executive Officer of Good Times Restaurants, a position which he has held since December 1992 and he has been in the restaurant business since the age of 16.  Mr. Hoback has been a vital part of the development of Good Times to a 54-restaurant chain and has been involved in developing all areas of the company.  Mr. Hoback has served on several boards over his career including The Colorado Restaurant Association, Juvenile Diabetes Foundation and is a former member of The Young President's Organization.  Mr. Hoback is an honors graduate of the University of Colorado in finance.

Eric W. Reinhard, age 49, has served as a Good Times director since 2005 and in addition to serving as an officer of Good Times and Chairman of the Board, Mr. Reinhard also serves as President of the Pepsi Cola Bottler's Association.  Prior to June 2004 he was the General Manager for the Pepsi Bottling Group's Great West Business Unit.  While in this role, Mr. Reinhard was also a member of the Pepsi Bottling Group's Chairman's Operating Council, a member of the Food Service Strategic Planning Committee, and a member of The Dr. Pepper Bottler Marketing Committee.   Mr. Reinhard joined Pepsi Cola in 1984 after four years with The Proctor & Gamble Distributing Company.  Since 1984 he has held several field and headquarters positions including Vice President/General Manager Pepsi-Lipton Tea partnership (JV), General Manager Mid-Atlantic business Unit, Area Vice President Retail Channels, Vice President On-Premise Operations and Area Vice President of Franchise Operations.  Eric holds a BA from Michigan State University and has completed the Executive Business Program at the University of Michigan.

Richard J. Stark, age 67, has served as a Good Times director since July 1990.  He is Chairman of the Audit Committee, and a member of the Compensation Committee.  Mr. Stark has spent over 40 years in the investment industry.  He is currently President of Boulder Asset Management, a firm that he founded in 1984. Previously Mr. Stark was the Chief Investment Officer of Interfirst Investment Management in Dallas, Texas and was responsible for all individual asset management at S&P/Intercapital in New York.  Mr. Stark is a graduate of Marquette University with a BS in business administration (finance) and has an MBA from the University of Illinois with a major in finance.  Mr. Stark received his chartered financial analyst designation in 1974.

Alan A. Teran, age 62, has served as a Good Times director since 1994.  He is a member of the Audit and Compensation Committees.  Mr. Teran has spent the past 28 years working in the restaurant industry, including serving as president of Cork & Cleaver.  He was one of the first franchisees of Le Peep Restaurants.  Mr. Teran graduated from the University of Akron in 1968 with a degree in business.

There are no family relationships among the directors.  The board has determined that of the current directors Geoffrey R. Bailey, Ron Goodson, David Grissen, Richard J. Stark and Alan A. Teran are independent directors under the NASDAQ listing standards.

Geoffrey R. Bailey was originally elected to the board of directors pursuant to contractual board representation rights granted to The Bailey Company in connection with its investment in shares of our Series A Convertible Preferred Stock in 1996.  Mr. Bailey continues to serve on the board pursuant to contractual board representation rights held by The Bailey Company and its affiliates ("The Bailey Group") in connection with our Series B Convertible Preferred Stock financing in February 2005, whereby The Bailey Group is currently entitled to elect three members of our board of directors, two of whom must be independent directors.  Richard J. Stark and Alan A. Teran are the additional members of the board of directors and nominees designated by The Bailey Group under these provisions.  Accordingly, the votes of The Bailey Group shall be determinative as to the election of Messrs. Bailey, Stark and Teran.  The other investors in our Series B Convertible Preferred Stock financing also have board representation rights whereby they are currently entitled to elect three members of our board of directors.  Ron Goodson, David Grissen and Eric W. Reinhard are the members of the board of directors and nominees designated under these provisions.  Accordingly, the votes of the other investors in our Series B Convertible Preferred Stock financing shall be determinative as to the election of Messrs. Goodson, Grissen and Reinhard.  See "Certain relationships and related transactions" for additional discussion of these provisions.  There are no other arrangements or understandings between any current director and any other person under which that director was elected or nominated.

Recommendation of the board of directors:  The board of directors recommends voting "For" electing all of the nominees.

Board Committees

Audit Committee: The Audit Committee currently consists of Messrs. Grissen, Teran and Stark, each of whom are independent directors under the applicable NASDAQ listing standards.   The Board has determined that Richard Stark is an audit committee financial expert, as that term is defined by the Securities and Exchange Commission ("SEC") rules.  The function of this Committee relates to oversight of the auditors, the auditing, accounting and financial reporting processes and the review of the Company's financial reports and information.  In addition, the functions of this Committee have included, among other things, recommending to the Board the engagement or discharge of independent auditors, discussing with the auditors their review of the Company's quarterly results and the results of their audit and reviewing the Company's internal accounting controls.  The Audit Committee operates pursuant to a written Charter adopted by the Board of Directors.  A current copy of the Audit Committee Charter is available on our website at www.goodtimesburgers.com.  The Audit Committee held four meetings during fiscal 2007.

Compensation Committee: The Compensation Committee currently consists of Messrs. Goodson, Stark and Teran, each of whom are independent directors under the applicable NASDAQ listing standards..  The function of this Committee is to consider and determine all matters relating to the compensation of the President and CEO and other executive officers, including matters relating to the employment agreements.  The Compensation Committee held two meetings during fiscal 2007.

The Compensation Committee does not have a Charter. The responsibility of the Compensation Committee is to review and approve the compensation and other terms of employment of our Chief Executive Officer and our other executive officers, including all of the executive officers named in the Summary Compensation Table in this proxy statement (the "Named Executive Officers").  Among its other duties, the Compensation Committee oversees all significant aspects of the Company's compensation plans and benefit programs.  The Compensation Committee annually reviews and approves corporate goals and objectives for the Chief Executive Officer's compensation and evaluates the Chief Executive Officer's performance in light of those goals and objectives.  The Compensation Committee also recommends to the Board of Directors the compensation and benefits for members of the Board of Directors.  The Compensation Committee has also been appointed by the Board of Directors to administer our 2008 Omnibus Equity Incentive Compensation Plan (the "2008 Plan"), which is the successor equity compensation plan to the Company's 2001 Stock Option Plan (the "2001 Plan") and is further described in this proxy statement in connection with the submission of the 2008 Plan for stockholder approval.  The Compensation Committee does not delegate any of its authority to other persons.

In carrying out its duties, the Compensation Committee participates in the design and implementation and ultimately reviews and approves specific compensation programs.  The Compensation Committee reviews and determines the base salaries for the Named Executive Officers, and also approves awards to the Named Executive Officers under the Company's equity compensation plans.

In determining the amount and form of compensation for Named Executive Officers other than the Chief Executive Officer, the Compensation Committee obtains input from the Chief Executive Officer regarding the duties, responsibilities and performance of the other executive officers and the results of performance reviews.  The Chief Executive Officer also recommends to the Compensation Committee the base salary levels for all Named Executive Officers and the award levels for all Named Executive Officers under the Company's equity compensation programs.  No Named Executive Officer attends any executive session of the Compensation Committee or is present during final deliberations or determinations of such Named Executive Officer's compensation.  The Chief Executive Officer also provides input with respect to the amount and form of compensation for the members of the Board of Directors.

The Compensation Committee has the authority to directly engage, at the Company's expense, any compensation consultants or other advisers as it deems necessary to carry out its responsibilities in determining the amount and form of executive and director compensation.  For fiscal 2007, the Compensation Committee did not use the services of a compensation consultant or other adviser.  However, the Compensation Committee has reviewed surveys, reports and other market data against which it has measured the competitiveness of the Company's compensation programs.  In determining the amount and form of executive and director compensation, the Compensation Committee has reviewed and discussed historical salary information as well as salaries for similar positions at comparable companies.

Directors' meetings and attendance: There were four meetings of the board of directors held during the last full fiscal year. No member of the board of directors attended fewer than 75% of the board meetings and applicable committee meetings.

Each director attended the 2007 annual meeting of stockholders.

Directors' compensation: Each non-employee director receives $500 for each board of directors meeting attended.  Members of the compensation and audit committees generally each receive $100 per meeting attended.  However, where both compensation and audit committee meetings are held at the same gathering only $100 is paid to directors attending both committee meetings.  Additionally, for the fiscal year ended September 30, 2007, each non-employee director received a non-statutory stock option to acquire 2,000 shares of common stock at an exercise price of $6.38.

Audit Committee Report: Good Times Restaurant's management is responsible for the internal controls and financial reporting process for Good Times Restaurants.  The independent accountants for Good Times Restaurants are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements.  The audit committee's responsibility is to monitor and oversee these processes.

In this context, the audit committee met with management and the independent accountants to review and discuss the Good Times Restaurants financial statements for the fiscal year ended September 30, 2007.  Management represented to the audit committee that the financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the financial statements with management and the independent accountants.

The audit committee has discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.  The audit committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the audit committee discussed with the independent accountants that firm's independence.

Based on the audit committee's review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Good Times Restaurants Annual Report on Form 10-KSB for the fiscal year ended September 30, 2007 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE

OF THE COMPANY'S BOARD OF DIRECTORS

David Grissen                 Richard Stark                          Alan Teran

Ownership of common stock by principal stockholders and management: The following table shows the beneficial ownership of shares of Good Times Restaurants common stock as of December 6, 2007 by each person known by Good Times Restaurants to be the beneficial owner of five percent or more of the shares of Good Times Restaurants common stock, each director and each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group.  The address for the principal stockholders and the Directors and Officers is 601 Corporate Circle, Golden, CO 80401.

Holder	Number of shares	Percent of
Principal stockholders	beneficially owned	class**
The Bailey Company, LLLP	821,512[1]	21.20%
The Erie County Investment Co.	1,034,792[1]	26.70%
Commonwealth Equity Services LLP	362,763[2]	9.36%
Paul T. Bailey	1,092,792[3]	28.20%
Directors and Officers
Geoffrey R. Bailey, Director	40,200[4]	1.03%
Ron Goodson, Director	208,000[5]	5.36%
David Grissen, Director	208,000[5]	5.36%
Boyd E. Hoback, Director, Officer	187,724[6]	4.65%
Scott G. LeFever, Vice President, Operations	15,915[7]	*
Richard J. Stark, Director	41,105[8]	1.06%
Alan A. Teran, Director	85,639[8]	2.20%
Eric W. Reinhard, Chairman	272,500[9]	7.01%
Robert D. Turrill, Vice President-Marketing	42,068[10]	1.08%
All directors and executive officers as a group (11 persons including all those named above)	1,115,695[11]	26.72%

1    The Bailey Company is 99% owned by The Erie County Investment Co., which should be deemed the beneficial owner of Good Times Restaurants common stock held by The Bailey Company.  The Erie County Investment Co. also owns 213,280 shares of Good Times Restaurants common stock in its own name.  Geoffrey R. Bailey is a director and executive officer of The Erie County Investment Co.  Geoffrey R. Bailey disclaims beneficial ownership of the shares of Good Times Restaurants common stock held by The Bailey Company and The Erie County Investment Co.  See footnote 3 below.

2    The information as to Commonwealth Equity Services LLP ("Commonwealth") and entities controlled directly or indirectly by Commonwealth is derived in part from Schedule 13D, as filed with the Securities and Exchange Commission on December 23, 2005 and most recently amended on February 15, 2006, and information furnished to Good Times separately by Commonwealth.

3    Includes 821,512 shares beneficially owned by The Bailey Company and 213,280 shares held of record by The Erie County Investment Co.  Paul T. Bailey is the principal owner of The Erie County Investment Co. and may be deemed the beneficial owner of shares held by The Erie County Investment Co. and The Bailey Company.  Paul T. Bailey disclaims beneficial ownership of the shares held by The Erie County Investment Co. and The Bailey Company.  Paul T. Bailey is the father of Geoffrey R. Bailey.

4    Includes 10,000 shares underlying presently exercisable stock options.

5    Includes 8,000 shares underlying presently exercisable stock options.

6    Includes 141,732 shares underlying presently exercisable stock options.

7    Includes 15,915 shares underlying presently exercisable stock options

8    Includes 10,000 shares underlying presently exercisable stock options

9    Includes 12,500 shares underlying presently exercisable stock options

10 Includes 32,777 shares underlying presently exercisable stock options

11  Does not include shares held beneficially by The Bailey Company and The Erie County Investment Co.  If those shares were included, the number of shares beneficially held by all directors and executive officers as a group would be 2,150,487 and the percentage of class would be 51.51%.

*         Less than one percent.

**        Under SEC rules, beneficial ownership includes shares over which the individual or entity has voting or investment power and any shares which the individual or entity has the right to acquire within sixty days.

Executive officers: The executive officers of Good Times Restaurants are as follows:

Name	Age	Position	Date Began With Company
James A. DeBolt	46	VP of Franchise Sales & Development	October 2007
Boyd E. Hoback	52	President & CEO	September 1987
Susan M. Knutson	49	Controller	September 1987
Scott G. LeFever	49	VP of Operations	September 1987
Robert D. Turrill	59	VP of Marketing	October 1990

James A. DeBolt has been Vice President of Franchise Sales & Development since October 1, 2007 and has been involved in franchising since 1991 including serving as Vice President of Development for the International Franchise Association in addition to the primary franchise development role at Taco John's International and Back Yard Burgers, Inc.

Boyd E. Hoback.  See the description of Mr. Hoback's business experience under "Item 1 For Voting - Election of Directors.

Susan M. Knutson has been Controller since 1993 with direct responsibility for overseeing the accounting department, maintaining cash controls, producing budgets, financials, 10-QSBs and 10-KSBs and preparing all information for the annual audit.

Scott G. LeFever has been Vice President of Operations since August 1995, and has been involved in all phases of operations with direct responsibility for restaurant service performance, personnel and cost controls.

Robert D. Turrill has been Vice President of Marketing since October 1994 with direct responsibility for menu development, purchasing, research and multi-media advertising for the Company.

Executive officers serve at the discretion of the board of directors.  There are no family relationships among the executive officers, directors or director nominees.

Code of ethics: Good Times Restaurants has adopted a Code of Business Conduct which applies to all directors, officers, employees and franchisees of Good Times Restaurants.  The Code of Business Conduct was filed with the SEC as an exhibit to the Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004.

Executive Compensation: The following table sets forth compensation information for 2007 and 2006 with respect to the named executive officers:

Summary Compensation Table

Name and Principal Position	Year	Salary $	Bonus $	Stock Awards $	Option Awards $[3]	Non-Equity Incentive Plan Compensation $	Change in Pension Value and Nonqualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Boyd E. Hoback	2007	173,117	_	_	15,150	_	_	19,093[1]	207,360
President and Chief Executive Officer	2006	170,000	_	_	_	_	_	20,187[1]	190,187

Scott G. Lefever	2007	117,108	6,173	_	4,585	_	_	11,314[2]	139,180
Vice President of Operations	2006	115,000	_	_	_	_	_	11,278[2]	126,278

Robert D. Turrill	2007	90,123	6,389	_	3,528	_	_	11,396[2]	111,436
Vice President of Marketing	2006	88,500	_	_	_	_	_	13,649[2]	102,149

1       The amount indicated for Mr. Hoback includes an automobile allowance, long-term disability and 401(K) Plan matching contributions.

2       The amounts indicated for Mr. Lefever and Mr. Turrill include automobile allowances, long-term disability, personal expenses and 401(K) Plan matching contributions.

3       The value of stock option awards shown in this column includes all amounts expensed in the Company's financial statements in 2007 for equity awards pursuant to Statement of Financial Accounting Standard No 123® - "Share Based Payments" ("SFAS 123R"), excluding any estimate for forfeitures.  The Company's accounting treatment for, and assumptions made in the valuations of, equity awards is set forth in Note 1 of the notes to the Company's 2007 consolidated financial statements.  There were no option awards repriced in 2007 or 2006.

There were no shares  of SARs granted during 2007 or 2006 nor has there been any nonqualified deferred compensation paid to any named executive officers during 2007 or 2006.  The Company does not have any plans that provide for specified retirement payments and benefits at, following or in connection with retirement.

The following table sets forth information as of September 30, 2007 on all unexercised options previously awarded to the named executive officers:

Outstanding Equity Awards at Fiscal Year-End
___________________________ Option Awards___________________						_______________ Stock Awards__________
Name	Number of Securities Underlying Unexercised Options -Exercisable (#)	Number of Securities Underlying Unexercised Options -Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price $	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Boyd E. Hoback	9,590	-	-	$2.31	10/01/08	-	-	-	-
	30,361	-	-	$3.50	10/01/08	-	-	-	-
	19,231	-	-	$3.12	10/01/09	-	-	-	-
	2,500	-	-	$1.38	10/01/10	-	-	-	-
	50,000	-	-	$1.75	10/01/11	-	-	-	-
	3,750	-	-	$2.70	10/01/12	-	-	-	-
	3,900	-	-	$3.60	10/01/13	-	-	-	-
	12,000	-	-	$3.11	10/01/14	-	-	-	-
	8,500	-	-	$5.68	10/01/15	-	-	-	-
	-	19,000 (1)	-	$6.38	11/17/16	-	-	-	-

Scott G. Lefever	1,260	-	-	$2.70	10/01/12	-	-	-	-
	2,580	-	-	$3.60	10/01/13	-	-	-	-
	5,750	-	-	$3.11	10/01/14	-	-	-	-
	5,750	-	-	$5.68	10/01/15	-	-	-	-
	-	5,750 (1)	-	$6.38	11/17/16	-	-	-	-

Robert D. Turrill	14,507	-	-	$3.50	10/01/08	-	-	-	-
	12,821	-	-	$3.12	10/01/09	-	-	-	-
	2,460	-	-	$2.70	10/01/12	-	-	-	-
	2,460	-	-	$3.60	10/01/13	-	-	-	-
	4,425	-	-	$3.11	10/01/14	-	-	-	-
	4,425	-	-	$5.68	10/01/15	-	-	-	-
	-	4,425 (1)	-	$6.38	11/17/16	-	-	-	-

1       The options were granted on November 17, 2006. Assuming continued employment with the Company, the shares under the option agreements will become exercisable per a vesting schedule beginning on November 17, 2007 continuing through November 17, 2010.

The following table sets forth compensation information for 2007 with respect to directors:

Director Compensation Table
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) [1]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings $	All Other Compensation $ [2]	Total $
Geoffrey R. Bailey	2,000	-	7,673	-	-	-	9,673
Ron Goodson	2,100	-	7,673	-	-	-	9,773
David Grissen	2,000	-	7,673	-	-	-	9,673
Eric W. Reinhard	-	-	7,673	-	-	12,600	20,273
Richard J. Stark	2,100	-	7,673	-	-	-	9,773
Alan A. Teran	2,100	-	7,673	-	-	-	9,773
Boyd E. Hoback [3]	-	-	-	-	-	-	0

1   The value of stock option awards shown in this column includes all amounts expensed in the Company's financial statements in 2007 for equity awards pursuant to SFAS 123R, excluding any estimate for forfeitures.  The Company's accounting treatment for, and assumptions made in the valuation of equity awards are set forth in Note 1 of the notes to the Company's 2007 consolidated financial statements. There were no option awards re-priced in 2007.

2    The amount indicated for Mr. Reinhard represents an expense allowance in his role as Chairman.

3    Mr. Hoback is an employee director and does not receive additional fees for service as a member of the Board.

As of September 30, 2007, the following directors held options to purchase the following number of shares of our common stock:  Mr. Bailey 10,000 shares; Mr. Goodson 8,000 shares; Mr. Grissen 8,000 shares; Mr. Reinhard 12,500 shares; Mr. Stark 10,000 shares; Mr. Teran 10,000 shares; and Mr. Hoback 158,832 shares.

A description of the standard compensation arrangements (such as fees for committee service, service as chairman of the board or a committee, and meeting attendance is set forth in the section entitled "Directors' Compensation" on page 8 of the proxy statement.

Employment Agreement:  Mr. Hoback entered into an employment agreement with us in October 2001 and the terms of the agreement were revised effective October 2007 for compliance with Section 409A of the IRS code.  The revised agreement provides for his employment as president and chief executive officer for two years from the date of the agreement at a minimum salary of $190,000 per year, terminable by us only for cause.  The agreement provides for payment of one year's salary and benefits in the event that change of ownership control results in a termination of his employment or termination other than for cause.  This agreement renews automatically unless specifically not renewed by the board of directors.  Mr. Hoback's compensation, including salary, expense allowance, bonus and any equity award, is reviewed and set annually by the Compensation Committee.   Mr. Hoback's bonus is based on the company achieving certain Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") targets for the year.

Other Employment Arrangements:  Mr. Lefever and Mr. Turrill are employed as "employees at will" and do not have any written employment agreements.  However, their compensation, including salary, expense allowance, bonus and any equity awards, is reviewed and approved by the Compensation Committee annually.   They participate in a bonus program that is based on both the company's level of EBITDA for the year and achieving certain operating metrics and sales targets.

Certain relationships and related transactions: In February 2005, we issued 1,240,000 shares of our Series B Convertible Preferred Stock, including 180,000 shares to The Erie County Investment Co, a substantial holder of our common stock and member of The Bailey Group.  In June 2006, we exercised our mandatory conversion rights under the terms of the Series B preferred stock to convert all of those shares into a total of 1,240,000 shares of our common stock.  Under the agreements for the Series B preferred stock financing, The Bailey Group currently has the right to elect three directors, provided that two directors meet the NASDAQ independence standards.  Furthermore, the other investors in the Series B preferred stock financing currently have the right to elect three directors.  The number of director positions subject to these provisions will decrease proportionally to the extent that the original investors sell or otherwise transfer the common stock into which the Series B shares have been converted.  An additional provision of the Series B preferred stock financing restricts, for as long as the original investors hold at least two-thirds of the common stock into which the Series B shares have been converted, our ability to increase the size of the board of directors above seven directors unless we first receive approval from the holders of at least three-fourths of all outstanding shares of common stock.  Geoffrey R. Bailey, Richard J. Stark and Alan A. Teran are the current directors designated by The Bailey Group, and Ron Goodson, David Grissen and Eric W. Reinhard are the current directors designated by the other investors.  Geoffrey R. Bailey is a director of The Erie County Investment Co., which owns 99% of The Bailey Company.  The Bailey Company and The Erie County Investment Co. are principal stockholders of us.  Geoffrey R. Bailey's father, Paul T. Bailey, is the principal owner of The Erie County Investment Co.

Our corporate headquarters are located in a building owned by The Bailey Company and in which The Bailey Company also has its corporate headquarters.  We currently lease our executive office space of approximately 3,693 square feet from The Bailey Company for approximately $54,000 per year.  The lease will expire September 30, 2008.  We anticipate extending the lease on terms similar to the current lease.

The Bailey Company is also the owner of two franchised Good Times Drive Thru restaurants which are located in Thornton and Loveland, Colorado.  The Bailey Company has entered into two franchise and management agreements with us, and payments under those agreements totaled $90,000 for the fiscal year ended September 30, 2007.

On December 3, 2007, we entered into a development agreement with Zen Partners LLC that is comprised of a Development Agreement, a Management Agreement and a Site Selection, Construction Management and Pre-Opening Services Agreement.  David Grissen, a significant stockholder and a member of our board of directors, has a 20% ownership interest in Zen Partners LLC.  The agreements provide for the development of up to twenty-five restaurants with a five year development schedule for up to ten restaurants with an option to develop an additional fifteen restaurants, exercisable any time during the initial five year period.  We will operate the restaurants utilizing our employees on the same basis as we would company-owned restaurants; however, Zen Partners LLC will provide all development and operating capital.  For each restaurant that is developed, we will receive a monthly management fee of 5% of gross operating revenues for the restaurant, and a services fee of $25,000.  We may provide a limited lease guarantee on the initial three restaurants developed, for which we will receive a lease guaranty fee equal to 1% of net sales of the restaurant for so long as the lease guaranty is in effect.  We may also arrange sale leaseback transactions for sites of the restaurants developed, for which we will receive a sale leaseback fee of $7,500 per restaurant.  We will also participate in the ongoing profitability of the restaurants by receiving an incentive fee equal to (i) 30% of the incentive income (as defined in the Management Agreement) per year until Zen Partners LLC has received a 25% return on its net equity investment and (ii) 20% of the incentive income per year thereafter.  The total future amounts of these fees and participations, if any, to be received by us, and the interest therein of David Grissen, in connection with this transaction are not currently determinable.

Section 16(a) beneficial ownership reporting compliance: Under Section 16(a) of the Securities Exchange Act of 1934, directors, executive officers and persons who own more than ten percent of Good Times Restaurants common stock must disclose their initial beneficial ownership of the common stock and any changes in that ownership in reports which must be filed with the SEC and Good Times Restaurants. The SEC has designated specific deadlines for these reports and Good Times Restaurants must identify in this proxy statement those persons who did not file these reports when due.

Based solely on a review of the reports filed with Good Times Restaurants and written representations received from reporting persons Good Times Restaurants believes that during the fiscal year ended September 30, 2007 all Section 16(a) filing requirements for its officers, directors, and more than ten percent shareholders were complied with on a timely basis.

ITEM 2 FOR VOTING -- APPROVAL OF 2008 OMNIBUS EQUITY INCENTIVE COMPENSATION PLAN

We are seeking stockholder approval of the 2008 Omnibus Equity Incentive Compensation Plan (the "2008 Plan") to authorize the issuance of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and stock-based awards to employees, non-employee directors, and consultants as equity-based incentive compensation under the 2008 Plan.  The purpose of the 2008 Plan is to promote our success and enhance our value by linking the personal interests of the participants to those of our stockholders, and by providing participants with an incentive for outstanding performance.  The 2008 Plan is further intended to provide flexibility to us in our ability to attract, motivate and retain the services of participants upon whose judgment, interest and special effort our success is substantially dependent.

The 2008 Plan shall serve as the successor to our 2001 Stock Option Plan, as amended (the "Predecessor Plan"), and no further awards shall be made under the Predecessor Plan from and after the effective date of the 2008 Plan.  All outstanding awards under the Predecessor Plan immediately prior to the effective date of the 2008 Plan shall be incorporated into the 2008 Plan and shall accordingly be treated as awards under the 2008 Plan.  However, each such award shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant or issuance, and, except as otherwise expressly provided in the 2008 Plan or by the Committee that administers the 2008 Plan, no provision of the 2008 Plan shall affect or otherwise modify the rights or obligations of holders of such incorporated awards.

The 2008 Plan covers a stated total of 150,000 shares of common stock, plus any remaining shares available for grant under the Predecessor Plan.  As of December 6, 2007, there were 38,130 remaining shares of common stock available for grant under the Predecessor Plan.  The approval of the 2008 Plan will ensure that we have a sufficient number of shares of common stock available to continue issuing incentive compensation awards for the foreseeable future.  On December 6, 2007, the closing price of our common stock as reported on the NASDAQ Capital Market was $6.00 per share.

Although the levels and recipients of awards under the 2008 Plan are not currently determinable since such grants will be based in part upon the future performance and the relative incentive compensation objectives for possible recipients, stock options were granted under the Predecessor Plan in fiscal 2006 and fiscal 2007 to purchase the total number of shares of common stock as follows:

Stock Option Award Recipient	Fiscal 2006	Fiscal 2007
Boyd E. Hoback, Chief Executive Officer	8,500	19,000
Scott G. Lefever, Vice President of Operations	5,750	5,750
Robert D. Turrill, Vice President of Marketing	4,425	4,425
All current executive officers as a group	4,400	4,400
All current directors and director nominees who are not executive officers as a group	18,500	12,000
All employees, including all current officers who are not executive officers, as a group	13,700	19,200
Total	55,275	64,775

We anticipate that in fiscal 2008 a similar number of persons will be designated to participate in and be eligible to receive awards under the 2008 Plan although the number of shares of common stock that underlie such awards will depend on our performance results and compensation objectives.  Although the 2008 Plan provides flexibility to us to issue different types of awards, we intend in the near future to primarily grant 50,000 in relative share amounts generally consistent with our past practices.

Any shares issued in connection with a stock option or stock appreciation right shall be counted against the total share authorization limit as one share for every one share issued; for awards other than stock options and stock appreciation rights, any shares issued shall be counted against the total share authorization limit as two shares for every one share issued.  The maximum aggregate number of shares that may be issued through nonqualified stock options shall be equal to the total share authorization.  The maximum aggregate number of shares that may be issued through incentive stock options shall be equal to the total share authorization.  To the extent there are grants, cancellations or forfeitures under the Predecessor Plan or the 2008 Plan, the remaining shares available for grant under the 2008 Plan shall change accordingly.

On December 6, 2007, our board of directors approved the 2008 Plan.  Under applicable NASDAQ rules, we must obtain stockholder approval of the 2008 Plan.  In addition, stockholder approval of the 2008 Plan is necessary to allow us to ensure that compensation paid under the 2008 Plan can be eligible for the "performance-based compensation" exemption from the limits on tax deductibility imposed by Section 162(m) of the Internal Revenue Code and to permit us to issue incentive stock options in accordance with Section 422 of the Internal Revenue Code.

No person who (i) has been a director or executive officer of the Company since the beginning of its last fiscal year, (ii) is a director nominee, or (iii) is an associate of any of the foregoing persons, has any substantial interest, direct or indirect, by security holdings or otherwise, in this proposal to approve the 2008 Plan, except with respect to any future awards that may be granted under the 2008 Plan, which must be approved by our Compensation Committee or our board of directors.

The following is a summary of the principal features of the 2008 Plan, a copy of which is attached to this proxy statement as Annex A.  In addition, we will furnish a copy of the 2008 Plan to any stockholder upon written request to the secretary.

Administration

The Compensation Committee of our board of directors, or any other duly authorized committee of our board of directors appointed by our board of directors, referred to herein as the Committee, is responsible for administering the 2008 Plan.  The Committee shall have full and exclusive discretion in interpreting the terms and the intent of the 2008 Plan and other any agreement made in connection with the 2008 Plan, determining eligibility for awards, and adopting such rules, regulations and guidelines for administering the 2008 Plan as the Committee may deem necessary or proper.  Such authority shall include, but not be limited to, selecting award recipients, establishing all award terms and conditions and, subject to the 2008 Plan, adopting modifications and amendments, or subplans to the 2008 Plan or any award agreement, including, without limitation, any that are necessary or appropriate to comply with laws or compensation practices of the jurisdictions in which we and our affiliates operate.

Eligibility and Participation

Individuals eligible to participate in the 2008 Plan include our non-employee directors and all current employees and consultants of us or our affiliates.  Subject to the provisions of the 2008 Plan, the Committee may, from time to time, in its sole discretion select from among eligible employees, non-employee directors and consultants, those to whom awards shall be granted under the 2008 Plan, and shall determine in its discretion the nature, terms, conditions and amount of each award.  We currently have six non-employee directors and approximately 20 employees and consultants.  Based on our prior stock option awards granted under our Predecessor Plan, we currently expect that approximately 26 individuals may be granted awards under the 2008 Plan during fiscal 2008.

Duration of the 2008 Plan

The 2008 Plan shall be adopted and become effective on the date that our stockholders approve the 2008 Plan and it shall remain in effect, subject to the right of the Committee or our board of directors to amend or terminate the 2008 Plan at any time, until the earlier of the tenth anniversary of the effective date of the 2008 Plan or when all shares of common stock subject to the 2008 Plan have been purchased or acquired according to the provisions of the 2008 Plan.

Stock Options

Subject to the terms and provisions of the 2008 Plan, incentive and nonqualified stock options may be granted to participants in consideration for the services and benefit that they provide to us in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.  Notwithstanding the foregoing, no incentive stock options may be granted more than 10 years after the effective date of the 2008 Plan.  Each stock option granted to a participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no stock option shall be exercisable later than the tenth anniversary date of its grant and provided further that no incentive stock option granted to a significant stockholder, as defined in the 2008 Plan, shall be exercisable later than the fifth anniversary of the date of its grant.  Stock options granted under the 2008 Plan shall be exercisable at such times and on the occurrence of such events, and be subject to such restrictions and conditions, as the Committee shall in each instance approve, which need not be the same for each grant or for each participant.

The stock option price for each grant of a stock option shall be determined by the Committee and shall be specified in the award agreement.  The stock option price for a nonqualified stock option may include a stock option price based on 100% of the fair market value of the shares of common stock on the date of grant, a stock option price that is set at a premium to the fair market value of the shares of common stock on the date of grant, or a stock option price that is indexed to the fair market value of the shares of common stock on the date of grant, with the index determined by the Committee in its discretion.  The stock option price for an incentive stock option shall be not less than 100% of the fair market value of the shares of common stock on the date of grant; provided that the stock option price for an incentive stock option granted to a significant stockholder, as defined in the 2008 Plan, shall be not less than 110% of the fair market value of the shares of common stock.

Stock Appreciation Rights

Subject to the terms and conditions of the 2008 Plan, stock appreciation rights, or SARs, may be granted to participants at any time and from time to time and upon such terms as shall be determined by the Committee in its discretion.  The Committee may grant freestanding SARs, tandem SARs, or any combination of these forms of SARs.  A tandem SAR means a SAR that the Committee specifies is granted in connection with a related stock option pursuant to the 2008 Plan, the exercise of which shall require forfeiture of the right to purchase a share of common stock under the related stock option (and when a share of common stock is purchased under the stock option, the tandem SAR shall similarly be cancelled) or a SAR that is granted in tandem with a stock option but the exercise of such stock option does not cancel the SAR, but rather results in the exercise of the related SAR.  Regardless of whether a stock option is granted coincident with a SAR, a SAR is not a tandem SAR unless so specified by the Committee at time of grant.

Restricted Stock and Restricted Stock Unit Awards

Subject to the terms and conditions of the 2008 Plan, the Committee, at any time and from time to time, may grant shares of restricted stock or restricted stock units to participants in such amounts and upon such terms as the Committee shall determine.  Restricted stock are shares of common stock that are subject to a period of restriction.  A restricted stock unit is an award denominated in units subject to a period of restriction, with a right to receive shares of common stock or cash or a combination thereof upon settlement of the award.  During the period of restriction, restricted stock and restricted stock units are subject to forfeiture based on the passage of time, the achievement of performance criteria, or upon the occurrence of other events as determined by the Committee.  To the extent required by law, participants holding shares of restricted stock shall have the right to exercise full voting rights with respect to those shares of common stock during the period of restriction.  A participant shall have no voting rights with respect to any restricted stock units.

The Committee shall impose, in the award agreement at the time of grant or anytime thereafter, such other conditions or restrictions on any shares of restricted stock or restricted stock units granted pursuant to the 2008 Plan as it may deem advisable, including, without limitation, a requirement that participants pay a stipulated purchase price for each share of restricted stock or each restricted stock unit, restrictions based upon the achievement of specific performance criteria, time-based restrictions on vesting following the attainment of the performance criteria, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares are listed or traded, or holding requirements or sale restrictions placed on the shares of common stock by us upon vesting of such restricted stock or restricted stock units.

During the period of restriction, participants holding shares of restricted stock or restricted stock units granted under the 2008 Plan may, if the Committee so determines, be credited with dividends paid with respect to the underlying shares or dividend equivalents while they are so held in a manner and with such restrictions as may be determined by the Committee in its sole discretion.

Performance Shares and Performance Units

Subject to the terms and conditions of the 2008 Plan, the Committee, at any time and from time to time, may grant performance shares or performance units to participants in such amounts and upon such terms as the Committee shall determine.  Each performance share shall have an initial value equal to the fair market value of a share of common stock on the date of grant.  Each performance unit shall have an initial value that is established by the Committee at the time of grant which may be less than, equal to, or greater than the fair market value of a share of common stock.  The Committee shall set performance criteria for a performance period in its discretion, which, depending on the extent to which they are met, will determine, in the manner determined by the Committee and set forth in the award agreement, the value or number of each performance share or performance unit that will be paid to the participant.

Subject to the terms of the 2008 Plan, the Committee, in its sole discretion, may pay earned performance shares or performance units in the form of cash or in shares of common stock (or in a combination thereof) equal to the value of the earned performance shares or performance units, as applicable, at the end of the applicable performance period.  Any shares of common stock may be granted subject to any restrictions deemed appropriate by the Committee.  The Committee shall determine whether participants holding performance shares will receive dividend equivalents with respect to dividends declared with respect to the performance shares.

Stock-Based Awards

The Committee may grant other types of equity-based or equity-related awards not otherwise described by the terms of the 2008 Plan (including the grant or offer for sale of unrestricted shares of common stock) in such amounts and subject to such terms and conditions, including, but not limited to, being subject to performance criteria, or in satisfaction of such obligations, as the Committee shall determine.  Such awards may involve the transfer of actual shares of common stock to participants, or payment in cash or otherwise of amounts based on the value of shares of common stock.

Performance Measures

Notwithstanding any other terms of the 2008 Plan, the vesting, payability or value (as determined by the Committee) of each award other than a stock option or SAR that, at the time of grant, the Committee intends to be performance-based compensation to a covered employee, shall be determined by the attainment of one or more performance goals as determined by the Committee in conformity with Section 162(m) of the Internal Revenue Code.  A list of general performance measures on which performance goals may be based is set forth in Article 11 of the 2008 Plan.  The Committee shall specify in writing, by resolution or otherwise, the participants eligible to receive such an award (which may be expressed in terms of a class of individuals) and the performance goal(s) applicable to such awards within 90 days after the commencement of the period to which the performance goal(s) relate(s), or such earlier time as required to comply with Section 162(m) of the Internal Revenue Code.  No such award shall be payable unless the Committee certifies in writing, by resolution or otherwise, that the performance goal(s) applicable to the award were satisfied.  In no case may the Committee increase the value of an award of performance-based compensation above the maximum value determined under the performance formula by the attainment of the applicable performance goal(s), but the Committee may retain the discretion to reduce the value below such maximum.

Deferrals

The Committee may permit or require a participant to defer such participant's receipt of any award, or payment in settlement or exercise of any award, provided that any such deferral must comply with the applicable requirements of Section 409A of the Internal Revenue Code.

Tax Matters

The following is a brief summary of advice received from our counsel regarding the principal United States federal income tax consequences of benefits under the 2008 Plan under present laws and regulations:

Incentive Stock Options:  The grant of an incentive stock option will not result in any immediate tax consequences to us or the optionee.  An optionee will not recognize taxable income, and we will not be entitled to any deduction upon the timely exercise of an incentive stock option, but the excess of the fair market value of the shares of common stock acquired over the stock option price will be an item of tax preference for purposes of the alternative minimum tax.  If the optionee does not dispose of the shares of common stock acquired within one year after their receipt (and within two years after the stock option was granted), gain or loss recognized on the subsequent disposition of the shares of common stock will be treated as long-term capital gain or loss.  Capital losses of individuals are deductible only against capital gains and a limited amount of ordinary income.  In the event of an earlier disposition, the optionee will recognize ordinary taxable income in an amount equal to the lesser of (i) the excess of the fair market value of the shares of common stock on the date of exercise over the stock option price, or (ii) if the disposition is a taxable sale or exchange, the amount of any gain recognized.  Upon such a disqualifying disposition, we will be entitled to a deduction in the same amount and at the same time as the optionee recognizes such ordinary taxable income.

Nonqualified Stock Options:  The grant of a nonqualified stock option will not result in any immediate tax consequences to us or the optionee.  Upon the exercise of a nonqualified stock option, the optionee will recognize ordinary taxable income, and we will be entitled to a deduction, equal to the difference between the stock option price and the fair market value of the shares of common stock acquired at the time of exercise.

Stock Appreciation Rights:  The grant of either a tandem SAR or a freestanding SAR will not result in any immediate tax consequences to us or the grantee.  Upon the exercise of either a tandem SAR or a freestanding SAR, any cash received and the fair market value on the exercise date of any shares of common stock received will constitute ordinary taxable income to the grantee.  We will be entitled to a deduction in the same amount and at the same time.

Restricted Stock:  A grantee normally will not recognize taxable income upon an award of restricted stock, and we will not be entitled to a deduction, until the termination of the restrictions.  Upon such termination, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the shares of common stock at that time, plus the amount of any dividends and interest thereon to which the grantee then becomes entitled. However, a grantee may elect to recognize ordinary taxable income in the year the restricted stock is awarded in an amount equal to its fair market value at that time, determined without regard to the restrictions.  We will be entitled to a deduction in the same amount and at the same time as the grantee recognizes income, subject to the limitations of Section 162(m) of the Internal Revenue Code.

Restricted Stock Units, Performance Shares and Performance Units:  The grant of a restricted stock unit, performance share or performance unit will not result in any immediate tax consequences to us or the grantee.  Upon payment of a restricted stock unit, performance share or performance unit, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the shares of common stock or cash received at that time.  We will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Section 162(m) of the Internal Revenue Code.

Payouts of Performance Compensation Awards:  The designation of an award of restricted stock or performance shares or the grant of a restricted stock unit or a performance unit as a performance compensation award will not change the tax treatment described above to an employee who receives such an award or grant.  Such a designation will, however, enable such award or grant to qualify as performance-based compensation not subject to the $1 million limitation on deductible compensation under Section 162(m) of the Internal Revenue Code. Applicable taxes required by law will be withheld from all amounts paid in satisfaction of an award.  The amount of the withholding will generally be determined with reference to the closing price of the shares of common stock as reported on the NASDAQ Capital Market on the date of determination.

Golden Parachute Tax and Section 280G of the Internal Revenue Code:  If an award is accelerated as a result of a change in control of us, all or a portion of the value of the award at that time may be a "parachute payment" under Section 280G of the Internal Revenue Code for certain employees and other individuals who perform services for us.  Section 280G generally provides that if parachute payments equal or exceed three times an award holder's average W-2 compensation for the five tax years preceding the year of the change in control, we will not be permitted to claim its deduction with respect to any "excess parachute payments" made to the individual.  An "excess parachute payment" generally is the portion of a parachute payment that exceeds such individual's historical average compensation.  Section 280G of the Internal Revenue Code generally applies to employees or other individuals who perform services for us if within the 12 month period preceding the change in control the individual is one of our officers, a stockholder owning more than one percent of the our stock, or a member of the group consisting of the lesser of the highest paid one percent of our employees or our highest paid 250 employees.  A recipient of an excess parachute payment is subject to a 20 percent excise tax on such excess parachute payment under Section 4999 of the Internal Revenue Code.

The discussion set forth above is intended only as a summary and does not purport to be a complete enunciation or analysis of all potential tax consequences relevant to recipients of awards under the 2008 Plan.  We have not undertaken to discuss the tax treatment of awards under the 2008 Plan in connection with a merger, consolidation, or similar transaction.  Such treatment will depend on the terms of the transaction and the method of dealing with the awards in connection therewith.

Change of Control

Accelerated Vesting and Payment:  Subject to the provisions of the 2008 Plan or as otherwise provided in the award agreement, in the event of a change of control, unless otherwise specifically prohibited under law or by the rules and regulations of a national securities exchange or market on which the shares are listed or traded:

•          Any and all stock options and SARs granted shall be accelerated to become immediately exercisable in full;

•          Any period of restriction and other restrictions imposed on restricted stock or restricted stock units shall lapse, and restricted stock units shall be immediately settled and payable;

•          The target payout opportunities attainable under all outstanding awards of performance-based restricted stock, performance-based restricted stock units, performance shares and performance units (including, but not limited to, awards intended to be performance-based compensation) shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the change of control, and:

•          The vesting of all awards denominated in shares of common stock shall be accelerated as of the effective date of the change of control, and shall be paid out to participants within 30 days following the effective date of the change of control; and

•          Awards denominated in cash shall be paid to participants in cash within 30 days following the effective date of the change of control;

•          Upon a change of control, unless otherwise specifically provided in a written agreement entered into between the participant and us or an affiliate, the Committee shall immediately vest and pay out all other stock-based awards as determined by the Committee; and

•          The Committee shall have the ability to unilaterally determine that all outstanding awards are cancelled upon a change in control, and the value of such awards, as determined by the Committee in accordance with the terms of the 2008 Plan and the award agreement, be paid out in cash in an amount based on the change of control price within a reasonable time subsequent to the change in control; provided, however, that no such payment shall be made on account of an incentive stock option using a value higher than the fair market value on the date of settlement.

Alternate Awards:  Subject to certain conditions set forth in the 2008 Plan, no cancellation, acceleration of vesting, lapsing of restrictions, payment of an award, cash settlement, or other payment shall occur with respect to any award if the Committee reasonably determines in good faith prior to the occurrence of a change of control that such award shall be honored or assumed, or new rights substituted therefore by any successor, all as described in the 2008 Plan.

Compliance with Section 280G of the Internal Revenue Code:  In the event that any accelerated award vesting or payment received or to be received by a participant pursuant to the 2008 Plan, referred to herein as a benefit, would (i) constitute a "parachute payment" within the meaning of and subject to Section 280G of the Internal Revenue Code and (ii) but for the limitations set forth in the 2008 Plan, be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such benefit shall be reduced to the extent necessary so that no portion of the benefit will be subject to the excise tax, as determined in good faith by the Committee; provided, however, that if, in the absence of any such reduction (or after such reduction), the participant believes that the benefit or any portion thereof (as reduced, if applicable) would be subject to the excise tax, the benefit shall be reduced (or further reduced) to the extent determined by the participant in his or her discretion so that the excise tax would not apply.  If, notwithstanding any such reduction (or in the absence of such reduction), the Internal Revenue Service determines that the participant is liable for the excise tax as a result of the benefit, then the participant shall be obligated to return to us, within 30 days of such determination by the Internal Revenue Service, a portion of the benefit sufficient such that none of the benefit retained by the participant constitutes a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code that is subject to the excise tax.

Compliance with Section 409A of the Internal Revenue Code:  To the extent applicable, it is intended that the 2008 Plan and any awards made hereunder shall not provide for the payment of "deferred compensation" within the meaning of Section 409A of the Internal Revenue Code or shall be structured in a manner and have such terms and conditions that would not cause a participant to be subject to taxes and interest pursuant to Section 409A of the Internal Revenue Code.  Notwithstanding anything in the 2008 Plan or in any award agreement to the contrary, to the extent that any amount or benefit that would constitute "deferred compensation" for purposes of Section 409A of the Internal Revenue Code would otherwise be payable or distributable under the 2008 Plan or any award agreement by reason of the occurrence of a change of control or the participant's disability or separation from service, such amount or benefit will not be payable or distributable to the participant by reason of such circumstance unless (i) the circumstances giving rise to such change of control, disability or separation from service meet the description or definition of "change in control event," "disability," or "separation from service," as the case may be, in Section 409A of the Internal Revenue Code, and (ii) the payment or distribution of such amount or benefit would otherwise comply with Section 409A of the Internal Revenue Code and not subject the participant to taxes and interest pursuant to Section 409A of the Internal Revenue Code (which may require, if the participant is a "specified employee" within the meaning of Section 409A of the Internal Revenue Code, that the payment date shall not be earlier than the date that is six months after the date of the participant's separation from service).  This provision does not prohibit the vesting of any award or the vesting of any right to eventual payment or distribution of any amount or benefit under the 2008 Plan or any award agreement.

Amendment, Modification, Suspension, and Termination

The Committee or our board of directors may, at any time and from time to time, alter, amend, modify, suspend, or terminate the 2008 Plan in whole or in part; provided however, that:

•          Without the prior approval of our stockholders, stock options and SARs issued under the 2008 Plan will not be repriced, replaced, or regranted such that the stock option price of a previously granted stock option or the grant price of a previously granted SAR is effectively reduced from the original stock option price or grant price.

•          No amendment or modification which would increase the total number of shares of common stock available for issuance under the 2008 Plan or the total number of shares of common stock available for incentive stock options under the 2008 Plan shall be effective unless approved by our stockholders.

•          To the extent necessary under any applicable law, regulation, or securities exchange or market requirement, no amendment shall be effective unless approved by our stockholders in accordance with applicable law, regulation, or securities exchange or market requirement.

Adjustment of Awards:  The Committee may make appropriate proportionate adjustments or substitutions in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting us or our financial statements or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the 2008 Plan.

Recommendation of the board of directors:  The board of directors recommends voting "For" the approval of the 2008 Plan.

INDEPENDENT PUBLIC ACCOUNTANTS: The board of directors appointed HEIN & ASSOCIATES LLP as Good Times Restaurants' independent auditors for the fiscal year ended September 30, 2007 and fiscal year 2008, and to perform other accounting services.  Representatives of HEIN & ASSOCIATES LLP are expected to be present at the annual meeting of shareholders, and will have the opportunity to make a statement if they so desire and to respond to appropriate shareholder questions.

Audit Fees: The aggregate fees billed for professional services rendered by HEIN & ASSOCIATES LLP for its audit of the Company's annual financial statements for the fiscal year ended September 30, 2007, and its reviews of the financial statements included in the Company's Forms 10-QSBs for fiscal year 2007 were $63,325 compared to $62,504 in fees for the fiscal year ended 2006.

Audit Related Fees: There were no aggregate fees billed by HEIN & ASSOCIATES LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees" for the fiscal years ended September 30, 2007 and September 30, 2006.

Tax Fees: The aggregate fees billed by HEIN & ASSOCIATES LLP for the preparation and review of the Company's tax returns for the fiscal year ended September 30, 2007 were $8,375 compared to $7,975 in fees for the fiscal year ended September 30, 2006.

All Other Fees: The aggregate fees billed to Good Times Restaurants for all other services rendered by HEIN & ASSOCIATES LLP for fiscal year 2007 were $11,983 compared to $15,118 in fees for the fiscal year ended September 30, 2006.  These fees related to a 401(k) plan audit and services provided for the Company's Uniform Franchise Offering Circular registration and filings.

Audit Committee: Policy on Pre-Approval Policies of Auditor Services: Under the provisions of the Audit Committee Charter, all audit services and all permitted non-audit services (unless subject to a de minimis exception allowed by law) provided by our independent auditors, as well as fees and other compensation to be paid to them, must be approved in advance by our Audit Committee.  All audit and other services provided by HEIN & ASSOCIATES LLP during the fiscal year ended September 30, 2007, and the related fees as discussed above, were approved in advance in accordance with SEC rules and the provisions of the Audit Committee Charter.  There were no other services or products provided by HEIN & ASSOCIATES LLP to us or related fees during the fiscal year ended September 30, 2007 except as discussed above.

Auditor Independence: The audit committee of the board of directors has considered the effect that the provision of the services described above under the caption "All Other Fees" may have on the independence of HEIN & ASSOCIATES LLP.  The audit committee has determined that provision of those services is compatible with maintaining the independence of HEIN & ASSOCIATES LLP as the Company's principal accountants.

            FUTURE STOCKHOLDER PROPOSALS: Any Good Times Restaurants stockholder proposal for the annual meeting of stockholders in 2009 must be received by Good Times Restaurants by August 15, 2008 for the proposal to be included in the Good Times Restaurants' proxy statement and form of proxy for that meeting.  If notice of a proposal for which a stockholder will conduct his or her own proxy solicitation is not received by Good Times Restaurants by November 12, 2008, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) of the Securities Exchange Act of 1934, and the person named in proxies solicited by the Good Times Restaurants board of directors may use his discretionary authority when the matter is raised at the meeting, without including any discussion of the matter in the proxy statement.

OTHER MATTERS: The board of directors does not know of any other matters to be brought before the annual meeting.  If any other matter not discussed in this proxy statement is properly brought before the annual meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with his or her best judgment on that matter.

INCORPORATION OF DOCUMENTS BY REFERENCE: Our Annual Report on Form 10-KSB, including financial statements, for the fiscal year ended September 30, 2007, is being mailed to stockholders along with this proxy statement.  The following information from the Form 10-KSB is incorporated into this proxy statement by reference:

•            the information under the caption "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations";

•            the information under the caption "Item 8. Financial Statements"; and

•            the information under the caption "Item 9. Changes In and Disagreements with Accountants on Accounting and Financial Disclosure".

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Boyd E. Hoback

Boyd E. Hoback

President and Chief Executive Officer

December 6, 200721

GOOD TIMES RESTAURANTS INC.

2008 OMNIBUS EQUITY INCENTIVE COMPENSATION PLAN

ESTABLISHMENT, PURPOSE AND DURATION

Establishment of the Plan.  Good Times Restaurants Inc., a Nevada corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the 2008 Omnibus Equity Incentive Compensation Plan (the "Plan").  The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Stock-Based Awards.  The Plan shall be adopted and become effective, if approved by the Company's stockholders, on the date of such stockholder approval on January 24, 2008 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

Purpose of the Plan.  The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the Participants to those of the Company's stockholders, and by providing Participants with an incentive for outstanding performance.  The Plan is further intended to provide flexibility to the Company in its ability to attract, motivate and retain the services of Participants upon whose judgment, interest and special effort the success of the Company is substantially dependent.

Duration of the Plan.  The Plan shall commence as of the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Committee or the Board to amend or terminate the Plan at any time pursuant to Article 16 hereof, until the earlier of (i) the tenth anniversary of the Effective Date, or (ii) all Shares subject to the Plan have been purchased or acquired according to the Plan's provisions.

Successor Plan.  This Plan shall serve as the successor to the Company's 2001 Stock Option Plan, as amended (the "Predecessor Plan"), and no further awards shall be made under the Predecessor Plan from and after the Effective Date of this Plan.  All outstanding awards under the Predecessor Plan immediately prior to the Effective Date of this Plan are hereby incorporated into this Plan and shall accordingly be treated as Awards under this Plan.  However, each such award shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant or issuance, and, except as otherwise expressly provided herein or by the Committee, no provision of this Plan shall affect or otherwise modify the rights or obligations of holders of such incorporated awards.

Any Shares of the Company's common stock reserved for issuance under the Predecessor Plan in excess of the number of Shares as to which awards have been awarded thereunder shall be transferred into this Plan upon the Effective Date and shall become available for grant under this Plan.  Any Shares related to awards granted or issued under the Predecessor Plan that after the Effective Date may lapse, expire, terminate, or are cancelled, are settled in cash in lieu of the Company's common stock, are tendered (either by actual delivery or attestation) to pay the option price, or are used to satisfy any tax withholding requirements shall be deemed available for issuance or reissuance under Section 4.1 of this Plan.

DEFINITIONS

Whenever used in the Plan, the following terms shall have the respective meanings set forth below, unless the context clearly requires otherwise, and when such meaning is intended, such term shall be capitalized.

(a)         "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, with reference to the Company, and shall also include any corporation, partnership, joint venture, limited liability company or other entity in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined Voting Power of such corporation or of the capital interest or profits interest of such partnership or other entity.

(b)        "Award" means, individually or collectively, a grant under this Plan of NQSOs, ISOs, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Stock-Based Awards, in each case subject to the terms of this Plan.

(c)         "Award Agreement" means either (i) a written agreement entered into by the Company or an Affiliate and a Participant setting forth the terms and provisions applicable to Awards granted under this Plan; or (ii) a written statement issued by the Company or an Affiliate to a Participant describing the terms and provisions of such Award.  All Award Agreements shall be deemed to incorporate the provisions of the Plan.  An Award Agreement need not be identical to other Award Agreements either in form or substance.

(d)        "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(e)         "Board" or "Board of Directors" means the Board of Directors of the Company.

(f)         "Change of Control" shall occur if any of the following events occur:

Any Person acquires Beneficial Ownership, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined Voting Power of the Company's securities;

Within any twenty-four (24) month period, the individuals who were Directors of the Company at the beginning of such period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board of Directors or the Board of Directors of any successor to the Company; provided, however, that any Director elected or nominated for election to the Board of Directors by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this Section 2.6(ii);

The stockholders of the Company approve a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which is consummated (a "Corporate Event"), and immediately following the consummation of which the stockholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (i) in the case of a merger or consolidation, the surviving or resulting entity, (ii) in the case of a share exchange, the acquiring entity, or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring entity which, immediately following the relevant Corporate Event, holds more than twenty-five percent (25%) of the consolidated assets of the Company immediately prior to such Corporate Event; or

Any other event occurs which the Board of Directors declares to be a Change of Control.

Notwithstanding the foregoing, the Committee may modify the definition of a Change of Control for a particular Award or Awards as the Committee deems appropriate to comply with Section 409A of the Code.

(g)         "Change of Control Price" means the highest price per Share offered in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change of Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Company's common stock on any of the thirty (30) trading days immediately preceding the date on which a Change of Control occurs.

(h)        "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(i)         "Committee" means the Compensation Committee of the Board of Directors, or any other duly authorized committee of the Board appointed by the Board to administer the Plan.

(j)         "Company" means Good Times Restaurants Inc., a Nevada corporation, and any successor thereto as provided in Article 18 herein.

(k)         "Constructively Terminated" means, unless otherwise specified by the Committee in the Award Agreement, a voluntary termination of employment by an Employee within ten (10) business days after any of the following actions by the Company, an Affiliate, or a person acting on behalf of either:

Requiring the Employee to be based as his/her regular or customary place of employment at any office or location more than fifty (50) miles from the location at which the Employee performed his/her duties immediately prior to the Change of Control, or in a state other than the one in which the Employee performed his/her duties immediately prior to the Change of Control, in each case except for travel reasonably required in the performance of the individual's responsibilities;

Reducing the Employee's base salary below the rate in effect at the time of a Change of Control; or

Failing to pay the Employee's base salary, other wages or employment-related benefits as required by law.

(l)         "Consultant" means a natural person who provides bona fide consulting or advisory services to the Company or an Affiliate, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

(m)        "Covered Employee" means an Employee who is, or who the Committee expects to become, a "covered employee" within the meaning of Section 162(m) of the Code.

(n)        "Director" means any individual who is a member of the Board of Directors of the Company.

(o)        "Dividend Equivalent" means a right with respect to an Award to receive cash, Shares or other property equal in value and form to dividends declared by the Board and paid with respect to outstanding Shares.  Dividend Equivalents shall not apply to an Award unless specifically provided for in the Award Agreement, and if specifically provided for in the Award Agreement shall be subject to such terms and conditions set forth in the Award Agreement as the Committee shall determine.

(p)        "Employee" means any employee of the Company or an Affiliate.  Directors who are not otherwise employed by the Company or an Affiliate shall not be considered Employees under this Plan.

(q)        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(r)         "Fair Market Value" or "FMV" means, unless otherwise required by any applicable provision of the Code or any regulations thereunder or by any applicable accounting standard for the Company's desired accounting for Awards, a price that is based on the opening, closing, actual, high, low or average selling prices of a Share on the NASDAQ Stock Market ("NASDAQ") or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days (within not more than 30 days before and not more than 30 days after the applicable valuation date), as determined by the Committee in its discretion.  Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement or payout of an Award.  If, however, the accounting standards used to account for equity awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan, the Committee shall have the ability to determine FMV with respect to an Award based on the relevant facts and circumstances.  If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee based on objective criteria consistently applied.

(s)         "Fiscal Year" means the Company's fiscal year commencing on October 1 and ending on September 30 or such other fiscal year as approved by the Board.

(t)         "Freestanding SAR" means an SAR that is not a Tandem SAR, as described in Article 7 herein.

(u)        "Grant Price" means the price against which the amount payable is determined upon exercise of an SAR.

(v)         "Incentive Stock Option" or "ISO" means an Option to purchase Shares granted under Article 6 herein and that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code, or any successor provision.

(w)        "Non-Employee Director" means a Director who is not an Employee.

(x)        "Nonqualified Stock Option" or "NQSO" means an Option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option or that otherwise does not meet the requirements for treatment as an Incentive Stock Option under Section 422 of the Code, or any successor provision.

(y)         "Option" means the conditional right to purchase Shares at a stated Option Price for a specified period of time in the form of an Incentive Stock Option or a Nonqualified Stock Option subject to the terms of this Plan.

(z)         "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

(aa)       "Participant" means an Employee, Non-Employee Director or Consultant who has been selected to receive an Award, or who has an outstanding Award granted under the Plan.

(bb)       "Performance-Based Compensation" means compensation under an Award that is granted in order to provide remuneration solely on account of the attainment of one or more Performance Goals under circumstances that satisfy the requirements of Section 162(m) of the Code.

(cc)       "Performance Goal" means a performance criterion selected by the Committee for a given Award for purposes of Article 11 based on one or more Performance Measures.

(dd)       "Performance Measures" means measures as described in Article 11, the attainment of one or more of which shall, as determined by the Committee, determine the vesting, payability or value of an Award to a Covered Employee that is designated to qualify as Performance-Based Compensation.

(ee)       "Performance Period" means the period of time during which the assigned performance criteria must be met in order to determine the degree of payout and/or vesting with respect to an Award.

(ff)         "Performance Share" means an Award granted under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

(gg)       "Performance Unit" means an Award granted under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

(hh)       "Period of Restriction" means the period when an Award of Restricted Stock or Restricted Stock Units is subject to forfeiture based on the passage of time, the achievement of performance criteria, and/or upon the occurrence of other events as determined by the Committee, in its discretion.

(ii)         "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof; provided, however, that "Person" shall not include (i) the Company or any Affiliate, or (ii) any employee benefit plan (including an employee stock ownership plan) sponsored by the Company or any Affiliate.

(jj)         "Restricted Stock" means an Award of Shares subject to a Period of Restriction, granted under Article 8 herein and subject to the terms of this Plan.

(kk)       "Restricted Stock Unit" means an Award denominated in units subject to a Period of Restriction, with a right to receive Shares or cash or a combination thereof upon settlement of the Award, granted under Article 8 herein and subject to the terms of this Plan.

(ll)         "Shares" means shares of common stock of the Company, $.001 par value per share.

(mm)     "Significant Stockholder" means a person who at the time of a grant of an ISO to such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Affiliates.

(nn)       "Stock Appreciation Right" or "SAR" means the conditional right to receive the difference between the FMV of a Share on the date of exercise over the Grant Price, pursuant to the terms of Article 7 herein and subject to the terms of this Plan.

(oo)       "Stock-Based Award" means an equity-based or equity-related Award granted under Article 10 herein and subject to the terms of this Plan, and not otherwise described by the terms of this Plan.

(pp)       "Tandem SAR" means an SAR that the Committee specifies is granted in connection with a related Option pursuant to Article 7 herein and subject to the terms of this Plan, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled) or an SAR that is granted in tandem with an Option but the exercise of such Option does not cancel the SAR, but rather results in the exercise of the related SAR.  Regardless of whether an Option is granted coincident with an SAR, an SAR is not a Tandem SAR unless so specified by the Committee at the time of grant.

(qq)       "Voting Power" shall mean such number of Voting Securities as shall enable the holders thereof to cast all the votes which could be cast in an annual election of directors of a company.

(rr)        "Voting Securities" shall mean all securities entitling the holders thereof to vote in an annual election of directors of a company.

ADMINISTRATION

General.  The Committee shall be responsible for administering the Plan.  The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons.  All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive and binding upon the Participants, the Company, and all other interested parties.

Authority of the Committee

.  The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement ancillary to or in connection with the Plan, to determine eligibility for Awards, and to adopt such rules, regulations and guidelines for administering the Plan as the Committee may deem necessary or proper.  Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article 16, adopting modifications and amendments, or subplans to the Plan or any Award Agreement, including, without limitation, any that are necessary or appropriate to comply with the laws or compensation practices of the jurisdictions in which the Company and Affiliates operate.

Delegation

.  The Committee may delegate to one or more of its members any of the Committee's administrative duties or powers as it may deem advisable; provided, however, that any such delegation shall not be inconsistent with the provisions of Rule 16b-3 under the Exchange Act or Section 162(m) of the Code as to actions to be taken by the Committee in connection therewith.

SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

Number of Shares Available for Awards.  Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be 150,000 plus any remaining Shares available for grant under the Predecessor Plan as set forth in Section 1.4 (such total number of Shares, including such adjustment and remaining Shares, the "Total Share Authorization").  Any Shares issued in connection with an Option or SAR shall be counted against the Total Share Authorization limit as one (1) Share for every one (1) Share issued; for Awards other than Options and SARs, any Shares issued shall be counted against the Total Share Authorization limit as two (2) Shares for every one (1) Share issued.  The maximum aggregate number of Shares that may be issued through Nonqualified Stock Options shall be equal to the Total Share Authorization.  The maximum aggregate number of Shares that may be issued through Incentive Stock Options shall be equal to the Total Share Authorization.

For greater clarity, any Awards that are not settled in Shares shall not reduce any of these reserves.  Any Shares related to Awards (or, after the Effective Date, awards granted under the Predecessor Plan) which (i) terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such Shares, (ii) are settled in cash either in lieu of Shares or otherwise, or (iii) are exchanged with the Committee's approval for Awards not involving Shares, shall be available again for issuance under the Plan.  In addition, if the Option Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for issuance under the Plan.  The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or Dividend Equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares or Stock-Based Awards.  The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits ("Award Limits") shall apply to grants of Awards to Covered Employees under the Plan:

Options and SAR:  The maximum aggregate number of Shares that may be granted in the form of Options or Stock Appreciation Rights, pursuant to any Award granted in any one Fiscal Year to any one Participant, shall be 50,000.

Restricted Stock/Restricted Stock Units:  The maximum aggregate number of Shares that may be granted in the form of Restricted Stock/Restricted Stock Units in any one Fiscal Year to any one Participant shall be 25,000.

Performance Shares/Performance Units:  The maximum aggregate of Performance Shares or Performance Units in any one Fiscal Year to any one Participant shall be 25,000, or equal to the value of 25,000 Shares determined as of the date of vesting or payout, as applicable.

Stock Awards:  The maximum aggregate number of Shares that may be granted in the form of Stock-Based Awards in any one Fiscal Year to any one Participant shall be 25,000.

Adjustments in Authorized Shares.  In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, extraordinary dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee shall make or provide for such adjustments or substitutions, as applicable, in the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Award Limits, the limit on issuing Awards other than Options granted with an Option Price equal to at least the FMV of a Share on the date of grant or Stock Appreciation Rights with a Grant Price equal to at least the FMV of a Share on the date of grant, and any other value determinations applicable to outstanding Awards or to this Plan, as are equitably necessary to prevent dilution or enlargement of Participants' rights under the Plan that otherwise would result from such corporate event or transaction.  Such adjustments shall be made automatically, without the necessity of Committee action, on the customary arithmetical basis in the case of any stock split, including a stock split effected by means of a stock dividend, and in the case of any other dividend paid in Shares.

The Committee shall also make appropriate adjustments in the terms of any Awards under the Plan as are equitably necessary to reflect such corporate event or transaction and may modify any other terms of outstanding Awards, including modifications of performance criteria and changes in the length of Performance Periods.  The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Subject to the provisions of Article 15 and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, assumption, substitution or conversion of Awards under this Plan in connection with any such corporate event or transaction, upon such terms and conditions as it may deem appropriate.  Additionally, the Committee may amend the Plan, or adopt supplements to the Plan, in such manner as it deems appropriate to provide for such issuance, assumption, substitution or conversion as provided in the previous sentence.

ELIGIBILITY AND PARTICIPATION

Eligibility.  Individuals eligible to participate in the Plan include all Employees, Non-Employee Directors and Consultants.

Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, in its sole discretion select from among eligible Employees, Non-Employee Directors and Consultants, those to whom Awards shall be granted under the Plan, and shall determine in its discretion the nature, terms, conditions and amount of each Award.

STOCK OPTIONS

Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee in its discretion.  ISOs may be granted only to Employees of the Company or a parent or subsidiary corporation of the Company within the meaning of Section 424 of the Code, and no ISOs may be granted more than ten (10) years after the Effective Date.

Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and any such other provisions as the Committee shall determine.  The Award Agreement shall also specify whether the Option is intended to be an ISO or a NQSO, and the Award Agreement for an Option intended to be an ISO shall provide that the ISO cannot be exercised more than ten (10) years (five (5) years in the case of an ISO granted to a Significant Stockholder) after the date on which the ISO was granted, and that the ISO cannot be transferred other than by will or by the laws of descent and distribution.

Option Price.  The Option Price for each grant of an Option under this Plan shall be determined by the Committee and shall be specified in the Award Agreement.  The Option Price for an NQSO may include an Option Price based on one hundred percent (100%) of the FMV of the Shares on the date of grant, an Option Price that is set at a premium to the FMV of the Shares on the date of grant, or an Option Price that is indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee in its discretion.  The Option Price for an ISO shall be not less than one hundred percent (100%) of the FMV of the Shares on the date of grant; provided, however, that the Option Price for an ISO granted to a Significant Stockholder shall be not less than one hundred ten percent (110%) of the FMV of the Shares on the date of grant.

Duration of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant, and provided further that no ISO granted to a Significant Stockholder shall be exercisable after the expiration of five (5) years from the date of grant.

Exercise of Options.  Options granted under this Article 6 shall be exercisable at such times and on the occurrence of such events, and be subject to such restrictions and conditions, as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

Payment.  Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate FMV at the time of exercise equal to the total Option Price; (c) by a combination of (a) and (b); or (d) by any other method approved or accepted by the Committee in its sole discretion subject to such rules and regulations as the Committee may establish.

Subject to Section 6.7 and any governing rules or regulations, as soon as practicable after receipt of a notification of exercise and full payment for the Shares, the Company shall cause to be delivered to the Participant Share certificates or evidence of book entry Shares in an appropriate amount based upon the number of Shares purchased under the Option(s), but in any event, on or before the 15th day of the third month of the year following the year in which the Option was exercised.

Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted pursuant to this Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired pursuant to exercise for a specified period of time, or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed and/or traded.

Termination of Employment.  Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or other relationship with the Company or Affiliates.  Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

Nontransferability of Options.

Incentive Stock Options.  No ISO granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during such Participant's lifetime only by such Participant.

Nonqualified Stock Options.  Except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, a NQSO granted under this Article 6 may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, all NQSOs granted to a Participant under this Article 6 shall be exercisable during such Participant's lifetime only by such Participant.

Notification of Disqualifying Disposition.  The Participant to whom an ISO is granted shall notify the Company upon the disposition of Shares issued pursuant to the exercise of an ISO or Shares received as a dividend on ISO stock.  The Company shall use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.

$100,000 Annual ISO Limitation.  To the extent that the aggregate FMV of Shares (determined as of the time the ISOs with respect to such Shares are granted) with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and any Affiliate) exceeds $100,000, such ISOs shall be treated as NQSOs.  The foregoing provisions shall be applied by taking ISOs into account in the order in which they were granted.

STOCK APPRECIATION RIGHTS

Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time and upon such terms as shall be determined by the Committee in its discretion.  The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

The SAR Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement.  The SAR Grant Price may include a Grant Price based on one hundred percent (100%) of the FMV of the Shares on the date of grant, a Grant Price that is set at a premium to the FMV of the Shares on the date of grant, or is indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion, provided that the Grant Price may never be less than the FMV of the Shares on the date of Grant.  The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

SAR Agreement.  Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and any such other provisions as the Committee shall determine.

Term of SAR

.  The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

Exercise of Freestanding SARs  Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option.  A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the FMV of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the FMV of the Shares subject to the ISO exceeds the Option Price of the ISO.

Payment of SAR Amount.  Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount representing the difference between the FMV of the underlying Shares on the date of exercise over the Grant Price.  At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares of equivalent value (based on the FMV on the date of exercise of the SAR, as defined in the Award Agreement or otherwise defined by the Committee thereafter), in some combination thereof, or in any other form approved by the Committee at its sole discretion.  Payment shall be made not earlier than the date of exercise nor later than 2-1/2 months after the close of the year in which the SAR is exercised.  The Committee's determination regarding the form of SAR payout shall be set forth or reserved for later determination in the Award Agreement for the grant of the SAR.

Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment or other relationship with the Company or Affiliates.  Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Nontransferability of SARs.  Except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, an SAR granted under the Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during such Participant's lifetime only by such Participant.

Other Restrictions.  Without limiting the generality of any other provision of this Plan, the Committee may impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to the Plan as it may deem advisable.  This includes, but is not limited to, requiring the Participant to hold the Shares received upon exercise of an SAR for a specified period of time.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts and upon such terms as the Committee shall determine.

Restricted Stock or Restricted Stock Unit Agreement.  Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, the settlement date for Restricted Stock Units, and any such other provisions as the Committee shall determine.

Nontransferability of Restricted Stock and Restricted Stock Units.  Except as otherwise provided in this Plan or the Award Agreement, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction specified in the Award Agreement (and in the case of Restricted Stock Units until the date of settlement through delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement at the time of grant or thereafter by the Committee.  All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during such Participant's lifetime only to such Participant, except as otherwise provided in the Award Agreement at the time of grant or thereafter by the Committee.

Other Restrictions.  The Committee shall impose, in the Award Agreement at the time of grant or anytime thereafter, such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance criteria, time-based restrictions on vesting following the attainment of the performance criteria, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, subject to Section 19.5, the Company may retain the certificates representing Shares of Restricted Stock, or Shares delivered in settlement of Restricted Stock Units, in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse, but in no event will delivery of such Shares be made later than 2-1/2 months after the close of the year in which such conditions or restrictions were satisfied or lapsed.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be settled through payment in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.

Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the 2008 Omnibus Equity Incentive Compensation Plan and in the associated Award Agreement.  A copy of the Plan and such Award Agreement may be obtained from Good Times Restaurants Inc.

Voting Rights.  To the extent required by law, Participants holding Shares of Restricted Stock granted hereunder shall have the right to exercise full voting rights with respect to those Shares during the Period of Restriction.  A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

Dividends and Other Distributions.  During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares or Dividend Equivalents while they are so held in a manner determined by the Committee in its sole discretion.  Dividend Equivalents shall not apply to an Award unless specifically provided for in the Award Agreement.  The Committee may apply any restrictions to the dividends or Dividend Equivalents that the Committee deems appropriate.  The Committee, in its sole discretion, may determine the form of payment of dividends or Dividend Equivalents, including cash, Shares, Restricted Stock or Restricted Stock Units.

Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant's employment or other relationship with the Company or Affiliates.  Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Payment in Settlement of Restricted Stock Units.  When and if Restricted Stock Units become payable, a Participant having received the grant of such units shall be entitled to receive payment from the Company in settlement of such units in cash, Shares of equivalent value (based on the FMV, as defined in the Award Agreement at the time of grant or thereafter by the Committee), in some combination thereof, or in any other form determined by the Committee at its sole discretion.  The Committee's determination regarding the form of payout shall be set forth or reserved for later determination in the Award Agreement for the grant of the Restricted Stock Unit.

PERFORMANCE SHARES AND PERFORMANCE UNITS

Grant of Performance Shares and Performance Units.  Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Performance Shares and/or Performance Units to Participants in such amounts and upon such terms as the Committee shall determine.

Value of Performance Shares and Performance Units.  Each Performance Share shall have an initial value equal to the FMV of a Share on the date of grant.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant which may be less than, equal to, or greater than the FMV of a Share.  The Committee shall set performance criteria for a Performance Period in its discretion, which, depending on the extent to which they are met, will determine, in the manner determined by the Committee and set forth in the Award Agreement, the value and/or number of each Performance Share or Performance Unit that will be paid to the Participant.

Earning of Performance Shares and Performance Units.  Subject to the terms of this Plan and the applicable Award Agreement, after the applicable Performance Period has ended, the holder of Performance Shares/Performance Units shall be entitled to receive payout on the value and number of Performance Shares/Performance Units, determined as a function of the extent to which the corresponding performance criteria have been achieved.  Notwithstanding the foregoing, the Company shall have the ability to require the Participant to hold any Shares received pursuant to such Award for a specified period of time.

Form and Timing of Payment of Performance Shares and Performance Units.  Payment of earned Performance Shares/Performance Units shall be as determined by the Committee and as set forth in the Award Agreement.  Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Shares/Performance Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Shares/Performance Units at the end of the applicable Performance Period.  Any Shares may be granted subject to any restrictions deemed appropriate by the Committee.  The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement for the grant of the Award or reserved for later determination.

Dividends and Other Distributions.  The Committee shall determine whether Participants holding Performance Shares will receive Dividend Equivalents with respect to dividends declared with respect to the Shares.  Dividends or Dividend Equivalents may be subject to accrual, forfeiture or payout restrictions as determined by the Committee in its sole discretion.

Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares/Performance Units following termination of the Participant's employment or other relationship with the Company or an Affiliate.  Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards of Performance Shares/Performance Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Nontransferability of Performance Shares and Performance Units.  Except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, Performance Shares/Performance Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, except as otherwise provided in a Participant's Award Agreement or otherwise by the Committee at any time, a Participant's rights under the Plan shall inure during such Participant's lifetime only to such Participant.

STOCK-BASED AWARDS

Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, including, but not limited to, being subject to performance criteria, or in satisfaction of such obligations, as the Committee shall determine.  Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.

Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Stock-Based Awards following termination of the Participant's employment or other relationship with the Company or Affiliates.  Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Nontransferability of Stock-Based Awards.  Except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, Stock-Based Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, a Participant's rights under the Plan shall be exercisable during such Participant's lifetime only by such Participant.

PERFORMANCE MEASURES

Notwithstanding any other terms of this Plan, the vesting, payability or value (as determined by the Committee) of each Award other than an Option or SAR that, at the time of grant, the Committee intends to be Performance-Based Compensation to a Covered Employee, shall be determined by the attainment of one or more Performance Goals as determined by the Committee in conformity with Section 162(m) of the Code.  The Committee shall specify in writing, by resolution or otherwise, the Participants eligible to receive such an Award (which may be expressed in terms of a class of individuals) and the Performance Goal(s) applicable to such Awards within ninety (90) days after the commencement of the period to which the Performance Goal(s) relate(s), or such earlier time as required to comply with Section 162(m) of the Code.  No such Award shall be payable unless the Committee certifies in writing, by resolution or otherwise, that the Performance Goal(s) applicable to the Award were satisfied.  In no case may the Committee increase the value of an Award of Performance-Based Compensation above the maximum value determined under the performance formula by the attainment of the applicable Performance Goal(s), but the Committee may retain the discretion to reduce the value below such maximum.

Unless and until the Committee proposes for stockholder vote and the stockholders approve a change in the general Performance Measures set forth in this Article 11, the Performance Goal(s) upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

Net earnings or net income (before or after taxes);

Earnings per share;

Net sales growth;

Revenue growth;

Same store sales levels or growth;

Net operating profit;

Operating earnings;

Operating earnings per share;

Return measures (including, but not limited to, return on assets, capital, equity or sales);

Cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital);

Earnings before or after taxes, interest, depreciation and/or amortization, and including/excluding capital gains and losses;

Gross or operating margins;

Productivity ratios;

Share price (including, but not limited to, growth measures and total stockholder return);

Operating and/or non-operating expense levels or reductions;

Operating efficiency;

Customer satisfaction;

Employee satisfaction; and

Working capital levels or targets.

Any Performance Measure(s) may be used to measure the performance of the Company as a whole and/or any Affiliate, business unit or regional operation of the Company or any combination thereof, as the Committee may deem appropriate, and any of the above Performance Measures may be used in comparison to the performance of a group of peer companies, or a published or special index that the Committee, in its sole discretion, deems appropriate.  The Committee shall also have the authority to provide in Award Agreements for accelerated vesting of an Award based on the achievement of Performance Goal(s).

The Committee may provide in any Award Agreement that any evaluation of attainment of a Performance Goal may include or exclude any of the following events that occurs during the relevant period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization or restructuring transactions; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's Annual Report on Form 10-KSB or Form 10-K for the applicable year; and (f) significant acquisitions or divestitures.  To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

In the event that applicable tax and/or securities laws change to permit discretion by the Committee to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.  In addition, in the event that the Committee determines that it is advisable to grant Awards to Covered Employees that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code.

BENEFICIARY DESIGNATION

A Participant's "beneficiary" is the person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant's death.  A Participant may designate a beneficiary or change a previous beneficiary designation at such times as prescribed by the Committee and by using such forms and following such procedures approved or accepted by the Committee for that purpose.  If no beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant's death, the beneficiary shall be the Participant's estate.

Notwithstanding the provisions above, the Committee may, in its discretion, after notifying the affected Participants, modify the foregoing requirements, institute additional requirements for beneficiary designations, or suspend the existing beneficiary designations of living Participants or the process of determining beneficiaries under this Article 12, or both, in favor of another method of determining beneficiaries.

DEFERRALS

The Committee may permit or require a Participant to defer such Participant's receipt of any Award, or payment in settlement or exercise of any Award, provided that any such deferral must comply with the applicable requirements of Section 409A of the Code and the Treasury regulations thereunder so that such deferral does not cause the Participant to be subject to taxes and interest pursuant to Section 409A of the Code.

RIGHTS OF PERSONS ELIGIBLE TO PARTICIPATE

Employment.  Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant's employment, consulting or other service relationship with the Company or an Affiliate at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or an Affiliate.

Neither an Award nor any benefits arising under this Plan shall constitute part of an employment or service contract with the Company or an Affiliate, and, accordingly, subject to the terms of this Plan, this Plan may be terminated or modified at any time in the sole and exclusive discretion of the Committee or the Board without giving rise to liability on the part of the Company or an Affiliate for severance payments or otherwise, except as provided in this Plan.

For purposes of the Plan, unless otherwise provided by the Committee, a transfer of employment of a Participant between the Company and an Affiliate or among Affiliates, shall not be deemed a termination of employment.  The Committee may provide in a Participant's Award Agreement or otherwise the conditions under which a transfer of employment to an entity that is spun off from the Company or an Affiliate shall not be deemed a termination of employment for purposes of an Award.

Participation.  No Employee or other person eligible to participate in the Plan shall have the right to be selected to receive an Award.  No person selected to receive an Award shall have the right to be selected to receive a future Award, or, if selected to receive a future Award, the right to receive such future Award on terms and conditions identical or in proportion in any way to any prior Award.

Rights as a Stockholder.  A Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

CHANGE OF CONTROL

Accelerated Vesting and Payment.  Subject to the provisions of Section 15.2 or as otherwise provided in the Award Agreement, in the event of a Change of Control, unless otherwise specifically prohibited under law or by the rules and regulations of a national securities exchange or market on which Shares are listed or traded:

Any and all Options and SARs granted hereunder shall be accelerated to become immediately exercisable in full;

Any Period of Restriction and other restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and Restricted Stock Units shall be immediately settled and payable;

The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, performance-based Restricted Stock Units, Performance Units and Performance Shares (including, but not limited to, Awards intended to be Performance-Based Compensation) shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change of Control, and:

The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change of Control, and shall be paid out to Participants within thirty (30) days following the effective date of the Change of Control; and

Awards denominated in cash shall be paid to Participants in cash within thirty (30) days following the effective date of the Change of Control;

Upon a Change of Control, unless otherwise specifically provided in a written agreement entered into between the Participant and the Company or an Affiliate, the Committee shall immediately cause all other Stock-Based Awards to vest and be paid out as determined by the Committee; and

The Committee shall have the discretion to unilaterally determine that all outstanding Awards shall be cancelled upon a Change of Control, and that the value of such Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreements, shall be paid out in cash in an amount based on the Change of Control Price within a reasonable time subsequent to the Change of Control; provided, however, that no such payment shall be made on account of an ISO using a value higher than the FMV of the underlying Shares on the date of settlement.

Alternative Awards.  Notwithstanding Section 15.1, no cancellation, acceleration of vesting, lapsing of restrictions, payment of an Award, cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith prior to the occurrence of a Change of Control that such Award shall be honored or assumed, or new rights substituted therefor (with such honored, assumed or substituted Award hereinafter referred to as an "Alternative Award") by any successor to the Company or an Affiliate as described in Article 18; provided, however, that any such Alternative Award must:

Be based on stock which is traded on an established U.S. securities market, or that the Committee reasonably believes will be so traded within sixty (60) days after the Change of Control;

Provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

Have substantially equivalent economic value to such Award (determined at the time of the Change of Control); and

Have terms and conditions which provide that in the event that the Participant's employment with the Company, an Affiliate or any successor as described in Article 18 is involuntarily terminated or Constructively Terminated, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

Compliance with Section 280G of the Code.  In the event that any accelerated Award vesting or payment received or to be received by a Participant pursuant to Section 15.1 herein (the "Benefit") would (i) constitute a "parachute payment" within the meaning of and subject to Section 280G of the Code and (ii) but for this Section 15.3, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Benefit shall be reduced to the extent necessary so that no portion of the Benefit will be subject to the Excise Tax, as determined in good faith by the Committee; provided, however, that if, in the absence of any such reduction (or after such reduction), the Participant believes that the Benefit or any portion thereof (as reduced, if applicable) would be subject to the Excise Tax, the Benefit shall be reduced (or further reduced) to the extent determined by the Participant in his or her discretion so that the Excise Tax would not apply.  If, notwithstanding any such reduction (or in the absence of such reduction), the Internal Revenue Service ("IRS") determines that the Participant is liable for the Excise Tax as a result of the Benefit, then the Participant shall be obligated to return to the Company, within thirty days of such determination by the IRS, a portion of the Benefit sufficient such that none of the Benefit retained by the Participant constitutes a "parachute payment" within the meaning of Section 280G of the Code that is subject to the Excise Tax.

AMENDMENT, MODIFICATION, SUSPENSION AND TERMINATION

Amendment, Modification, Suspension and Termination.  The Committee or Board may, at any time and from time to time, alter, amend, modify, suspend or terminate the Plan in whole or in part; provided, however, that:

Without the prior approval of the Company's stockholders, Options and SARs issued under the Plan shall not be repriced, replaced or regranted such that the Option Price of a previously granted Option or the Grant Price of a previously granted SAR is effectively reduced from the original Option Price or Grant Price, except for adjustments to the Option Price or Grant Price applicable to outstanding Awards pursuant to Section 4.2 hereof.

No amendment or modification which would increase the total number of Shares available for issuance under the Plan or the total number of Shares available for ISOs under the Plan shall be effective unless approved by the Stockholders of the Company.

To the extent necessary under any applicable law, regulation or securities exchange or market requirement, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation, or securities exchange or market requirement.

Adjustment of Awards Upon the Occurrence of Unusual or Nonrecurring Events.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events in addition to the events described in Section 4.2 hereof affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.  The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.  To the extent such adjustment affects Awards to Covered Employees intended to be Performance-Based Compensation, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

Awards Previously Granted.  Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

WITHHOLDING

The Company or any Affiliate shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any Affiliate, an amount sufficient to satisfy federal, state and local taxes, domestic or foreign (including the Participant's FICA obligation), required by law or regulation to be withheld with respect to any taxable event arising or as a result of this Plan or any Award hereunder.  The Committee may provide for Participants to satisfy withholding requirements by having the Company withhold Shares or the Participant making such other arrangements, in either case on such conditions as the Committee specifies.

SUCCESSORS

Any obligations of the Company or an Affiliate under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company or Affiliate, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the businesses and/or assets of the Company or Affiliate, as applicable.

GENERAL PROVISIONS

Forfeiture Events.  Without limiting in any way the generality of the Committee's power to specify any terms and conditions of an Award consistent with law, and for greater clarity, the Committee may specify in an Award Agreement that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events may include, but shall not be limited to, failure to accept the terms of the Award Agreement, termination of employment under certain or all circumstances, violation of material Company and Affiliate policies, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection or other agreements that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and Affiliates.

Legend.  The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

Completion of any registration or other qualification of the Shares under any applicable law or ruling of any governmental body that the Company determines to be necessary or advisable.

Investment Representations.  The Committee may require each Participant receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

Uncertificated Shares.  To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis to the extent not prohibited by applicable law or the rules of any applicable stock exchange.

Unfunded Plan.  Participants shall have no right, title or interest whatsoever in or to any investments that the Company or an Affiliate may make to aid it in meeting its obligations under the Plan.  Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or an Affiliate and any Participant, beneficiary, legal representative or any other person.  Awards shall be general unsecured obligations of the Company, except that if an Affiliate executes an Award Agreement instead of the Company the Award shall be a general unsecured obligation of the Affiliate and not any obligation of the Company.  To the extent that any individual acquires a right to receive payments from the Company or an Affiliate, such right shall be no greater than the right of an unsecured general creditor of the Company or Affiliate, as applicable.  All payments to be made hereunder shall be paid from the general funds of the Company or Affiliate, as applicable, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.  The Plan is not intended to be subject to ERISA.

No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award Agreement.  In such an instance, unless the Committee determines otherwise, fractional Shares and any rights thereto shall be forfeited or otherwise eliminated.

Other Compensation and Benefit Plans.  Nothing in this Plan shall be construed to limit the right of the Company or an Affiliate to establish other compensation or benefit plans, programs, policies or arrangements.  Except as may be otherwise specifically stated in any other benefit plan, policy, program or arrangement, no Award shall be treated as compensation for purposes of calculating a Participant's rights under any such other plan, policy, program or arrangement.

No Constraint on Corporate Action.  Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company's or an Affiliate's right or power to make adjustments, reclassifications, reorganizations or changes in its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets, or (ii) to limit the right or power of the Company or an Affiliate to take any action which such entity deems to be necessary or appropriate.

LEGAL CONSTRUCTION

Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

Severability.  In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.  The Company or an Affiliate shall receive the consideration required by law for the issuance of Awards under the Plan.

The inability of the Company or an Affiliate to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company or an Affiliate to be necessary for the lawful issuance and sale of any Shares hereunder, shall relieve the Company or Affiliate of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

Governing Law.  The Plan and each Award Agreement shall be governed by the laws of the State of Colorado, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction, except that the Nevada General Corporation Law shall govern as to matters of corporate law pertaining to the Company.

Compliance with Section 409A of the Code.

To the extent applicable, it is intended that this Plan and any Awards made hereunder shall not provide for the payment of "deferred compensation" within the meaning of Section 409A of the Code or shall be structured in a manner and have such terms and conditions that would not cause a Participant to be subject to taxes and interest pursuant to Section 409A of the Code.  This Plan and any Awards made hereunder shall be administrated and interpreted in a manner consistent with this intent, and any provision that would cause this Plan or any Award made hereunder to become subject to taxation under Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants).

Notwithstanding anything in this Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute "deferred compensation" for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Agreement by reason of the occurrence of a Change of Control or the Participant's disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change of Control, disability or separation from service meet the description or definition of "change in control event," "disability," or "separation from service," as the case may be, in Section 409A of the Code and applicable proposed or final Treasury regulations thereunder, and (ii) the payment or distribution of such amount or benefit would otherwise comply with Section 409A of the Code and not subject the Participant to taxes and interest pursuant to Section 409A of the Code (which may require, if the Participant is a "specified employee" within the meaning of Section 409A of the Code, that the payment date shall not be earlier than the date that is six (6) months after the date of the Participant's separation from service).  This provision does not prohibit the vesting of any Award or the vesting of any right to eventual payment or distribution of any amount or benefit under this Plan or any Award Agreement.

Notwithstanding anything in this Plan or in any Award Agreement to the contrary, to the extent necessary to avoid the application of Section 409A of the Code, (i) the Committee may not amend an outstanding Option, SAR or similar Award to extend the time to exercise such Award beyond the later of the 15th day of the third month following the date at which, or December 31 of the calendar year in which, the Award would otherwise have expired if the Award had not been extended, based on the terms of the Award at the original grant date (the "Safe Harbor Extension Period"), and (ii) any purported extension of the exercise period of an outstanding Award beyond the Safe Harbor Extension Period shall be deemed to be an amendment to the last day of the Safe Harbor Extension Period and no later. A-17